UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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PrivateBancorp, Inc.
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April 11, 2014
Dear Fellow Stockholders:
I hope you will join me at our 2014 annual meeting of stockholders on Thursday, May 22nd at the Standard Club, 320 South Plymouth Court in Chicago, Illinois. Our Board of Directors and executive team will be there to ask for your support on the issues on our agenda and to answer questions about the Company.
Information about the matters to be voted on at the meeting is provided in the attached proxy statement. At last year’s annual meeting, you approved an amendment to declassify the Board over a period of time and implement the annual election of all directors. Therefore, eight of our eleven directors will stand for election this year for one-year terms, and beginning with the 2015 annual meeting, our Board will be completely declassified and all directors will be subject to an annual election for one-year terms. We believe the annual election of directors will allow you to express a view on individual director performance every year and will ensure you have a voice in the corporate governance of the Company.
Also on the agenda are two proposals relating to executive compensation. The first compensation-related proposal requests your approval of our executive compensation for 2013. Pay-for-performance is fundamental to our executive compensation programs, and we structure them to incent behaviors critical to our success. Our strong financial performance, growing balance sheet and significant asset quality improvements in 2013 support our 2013 executive pay decisions as discussed in this proxy statement. As we focus on consistent execution of our strategy, the Board continues to emphasize longer-term goals in our executive compensation program. In 2013, we incorporated performance share units, or PSUs, into our program to link a portion of executive pay to the achievement of three-year profitability goals. And in 2014, we expanded the use of PSUs to a broader group of senior officers and increased the proportion of our executives' total long-term incentives comprised of these PSUs to 50% while linking performance to both long-term earnings and stock price results. We hope you support our actions to link pay and performance and vote "yes" on this proposal.
The second compensation-related proposal requests your approval of the amendments to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan. The amendments to the plan, if approved by stockholders, would make extra shares available for issuance under the Plan in order to continue our equity compensation programs. The Plan enables us to offer stock and cash-based incentives to employees and directors to give them a stake in our future growth, to incent strong performance and encourage continued service. Stockholder approval of additional shares is being requested at this time to enable us to continue multi-year planning around equity compensation programs. We believe that the effective use of stock-based long-term incentive compensation is an important element in our ongoing commitment to align the interests of employees and stockholders and encourage you to vote "yes" on this proposal.
Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares. You may vote over the internet, via telephone or by mail as described in the proxy materials. If you hold shares through a bank or broker, you must instruct them how to vote to ensure your shares are voted on all matters.

Sincerely,

James M. Guyette Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 22, 2014
NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, May 22, 2014, at 9:00 a.m. local time.
The meeting is for the purpose of considering and voting upon the following matters:

1.	Election of eight directors nominated by the Company and identified in the accompanying proxy statement;

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	An advisory (non-binding) vote to approve 2013 executive compensation;

4.	Approval of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan; and

5.	To conduct such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.
The Board of Directors has fixed March 28, 2014 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof. Only record holders of the Company’s common stock as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum, the meeting may be adjourned in order to permit the Company to solicit additional proxies. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s offices located at 120 South LaSalle Street, Chicago, Illinois 60603, for a period of 10 days prior to the meeting and will also be available at the meeting.

By order of the Board of Directors,

Jennifer R. Evans General Counsel and Secretary
April 11, 2014

i

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 22, 2014
GENERAL INFORMATION
Solicitation and Voting of Proxies
These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. (the "Company"), a Delaware corporation, of proxies to be used at the Company’s 2014 Annual Meeting of Stockholders and at any adjournments or postponements of such meeting (the "Annual Meeting"). The meeting is scheduled to be held on May 22, 2014, at 9:00 a.m. local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. This proxy statement, together with the Company’s 2013 Annual Report to Stockholders, the Company’s 2013 Annual Report on Form 10-K, including audited consolidated financial statements for the fiscal year ended December 31, 2013, and a proxy card are first being made available or distributed to our stockholders of record on or about April 11, 2014.
We are using the Securities and Exchange Commission’s "e-proxy" rule that allows us to deliver proxy materials via the Internet instead of mailing printed copies of the proxy statement and other proxy materials to each stockholder. On April 11, 2014, we distributed to stockholders of record, except to those stockholders who have previously requested hard copies of all proxy materials, a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically and how to submit votes electronically. This notice also contains instructions on how stockholders may, if desired, request a printed copy of our proxy materials. Stockholders who have previously elected not to receive materials via the internet will receive a copy of our proxy materials by mail.
Stockholders are requested to vote via the Internet, by telephone, or by completing, signing and dating the accompanying proxy card and returning it promptly. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors that are properly completed and timely received will be voted in accordance with the directions given. When no instructions are indicated for any or all of the proposals, proxies will be voted "FOR" the election of each of the director nominees named in the accompanying proxy statement, "FOR" the ratification of the appointment of the Company's Independent Registered Public Accounting Firm, "FOR" the approval of our 2013 executive compensation and "FOR" the approval of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan.
If you hold your shares in street name (through a third party such as a broker or a bank), it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this proxy statement), the approval of our 2013 executive compensation (Proposal 3 of this proxy statement) and the approval of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan (Proposal 4 of this proxy statement). Your bank or broker does not have the ability to vote your uninstructed shares in non-routine corporate governance matters or executive compensation matters. If you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf with respect to these proposals.
Other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments or postponements of the meeting, including whether or not to adjourn the meeting.
You may revoke your proxy at any time before it is exercised by: (1) filing a written notice of revocation with the Corporate Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date by mail, or by telephone or Internet if one of those methods was used for your initial proxy submission; or (3) attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder (i.e., the bank, broker or other nominee through which you hold your shares) to vote personally at the meeting.

If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this proxy statement or the accompanying proxy card, you should contact our proxy solicitation agent, Alliance Advisors, LLC, at (973) 873-7700 or at:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 22, 2014: This proxy statement, our 2013 Annual Report on Form 10-K and the Company’s 2013 Annual Report to Stockholders are available at: www.envisionreports.com/PVTB.
Voting by Retirement Plan Participants
We also are soliciting voting instructions from participants in the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan (the "KSOP"). Participants in the KSOP will receive a Voting Direction Card representing the total shares allocated to the participant’s account in the KSOP. This Voting Direction Card will also serve as a voting instruction card for Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company (the "Trustee"), the trustee of the KSOP, with respect to the shares held in the participants’ accounts. A participant cannot direct the voting of shares allocated to the participant’s account in the KSOP unless the KSOP Voting Direction Card is signed and returned or the participant has submitted his or her voting instruction via the Internet or by telephone as described on the Voting Direction Card. If Voting Direction Cards representing shares in the KSOP are not timely returned, or voting instructions are not otherwise timely received, those shares will be voted by the Trustee in the same proportion that it votes the shares for which it receives timely and properly completed participant voting instructions from the other participants in the KSOP and in accordance with the Employee Retirement Income Security Act, or ERISA.
If you own shares both through and outside of the KSOP, you will be required to vote those shares separately. To ensure your KSOP votes are counted, please submit your KSOP Voting Direction Card by the date and time noted on the card.
Cost of Proxy Solicitation
The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail and the Internet, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries. The Company has retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $8,000 and reimbursement of the firm’s out-of-pocket expenses. The Company also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.
Voting Securities and Stockholders Entitled to Vote
The Board of Directors has fixed the close of business on March 28, 2014, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 76,464,813 shares of common stock entitled to vote. Each outstanding share of voting common stock entitles the holder to one vote. Holders of shares of non-voting common stock are not entitled to vote on any of the matters to be presented at the Annual Meeting. The Company’s Amended and Restated By-laws, as amended, state that a majority of the Company’s outstanding shares entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for the consideration of such matters at any meeting of stockholders. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes to constitute a quorum, the meeting may be adjourned in order to permit the further solicitation of proxies. Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder.
As to the election of directors, a stockholder may vote "FOR" election of each of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Stockholders have no cumulative voting rights with respect to the election of directors. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares for the election of directors absent specific instruction from their customers. This is called a broker non-vote. As to Proposal 1 (election of directors), proxies marked "WITHHOLD" and broker non-votes will have no effect.

As to Proposal 2 (ratification of Ernst & Young LLP), a stockholder may vote "FOR" or "AGAINST" ratification or "ABSTAIN" from voting on the proposal. Approval of Proposal 2 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may give a proxy to vote those shares as to Proposal 2 absent specific instructions from their customers. Proxies marked "ABSTAIN" and broker non-votes as to Proposal 2 will have the effect of a vote AGAINST ratification.
As to Proposal 3 (advisory vote to approve executive compensation), a stockholder may vote "FOR" or "AGAINST" approval or "ABSTAIN" from voting on the proposal. Approval of Proposal 3 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting. Proposal 3 is advisory in nature and therefore not binding, but the Board will consider the vote results. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares on Proposal 3 absent specific instructions from their customers. Proxies marked "ABSTAIN" as to Proposal 3 will have the effect of a vote AGAINST approval. Broker non-votes will have no effect on Proposal 3.
As to Proposal 4, the proposal to approve the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, a stockholder may vote "FOR" or "AGAINST" approval or "ABSTAIN" from voting on the proposal. Approval of Proposal 4 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares as to Proposal 4 absent specific instructions from their customers. Proxies marked "ABSTAIN" as to Proposal 4 will have the effect of a vote AGAINST approval. Broker non-votes will have no effect on the vote for approval of Proposal 4.
With respect to other matters that may properly come before the meeting, if any, unless otherwise required by law, our Amended and Restated Certificate of Incorporation or the rules of NASDAQ, such matters may be approved by the affirmative vote of the holders of a majority of the shares of the Company’s common stock present at the meeting, in person or by proxy, and entitled to vote.
Your vote is important. Prompt return of your proxy card(s) or your vote via the Internet or by phone is appreciated.

PROPOSAL 1: ELECTION OF DIRECTORS
The Company’s Board of Directors (the "Board") currently consists of 11 members. All members of the Board of Directors of the Company are also members of the Board of Directors of The PrivateBank and Trust Company (the "Bank").

With the approval by stockholders at our 2013 annual meeting to declassify our board of directors and eliminate staggered three year terms, we are in the process of moving to annual election of all directors. At last year’s meeting, the four nominees were elected to serve for a one-year term. Eight of our directors whose terms expire at the 2014 annual meeting have been nominated to stand for election at this year’s meeting to serve until the annual meeting in 2015. The remaining term of the other three currently serving directors will also expire in 2015, so that all of our directors will be subject to annual election next year.
All of the nominees described below have indicated a willingness to serve, and the Board has no reason to believe that any of the nominees will not serve if elected. Of the 11 current members of the Board, eight directors have been determined by the Board to be "independent" in accordance with NASDAQ listing standards.
Set forth below are the names, ages and certain background information of each of the director nominees and the three continuing directors. The relevant experience, qualifications, attributes and skills of each individual that led the Board of Directors to conclude that the director should continue to serve as a director of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
EACH OF THE EIGHT DIRECTOR NOMINEES.
Director Nominees
Robert F. Coleman (69) has been a director since 1990. Mr. Coleman is principal and founder of the Coleman Law Firm, where he is a practicing trial and appellate lawyer with a concentration in complex commercial litigation. Mr. Coleman’s litigation experience includes legal and accounting matters, commercial fraud, breaches of fiduciary duty, imprudent investment practices by trustees, financial institution regulatory matters and other commercial torts. Before founding the Coleman Law Firm, Mr. Coleman was a partner at the firm of Freeman, Atkins & Coleman and served as both an assistant attorney general and assistant chief of the State of Illinois, Antitrust Division. Mr. Coleman has frequently spoken on matters related to professional liability, financial institution audit committee oversight, corporate governance, compliance and risk management issues.
In his legal practice, Mr. Coleman has regularly represented boards, directors and officers in connection with a broad range of issues including risk management, audit committee oversight, executive compensation and corporate governance. Through his many years of service on the Board and his representation of banks and bankers, directors and executives, he has gained experience and in-depth knowledge of financial institution risk management practices and bank regulatory affairs. He brings both legal and audit committee expertise to Board and committee discussions. Mr. Coleman provided critical leadership to the Board’s Audit Committee for over 10 years. He currently chairs the Board's Business Risk Committee and is Vice-Chair of the Audit Committee.
James M. Guyette (68) has been a director since 1990. He currently serves as Chairman of the Board of Directors of the Company. Mr. Guyette is chairman, president and chief executive officer of Rolls-Royce North America Inc., a subsidiary of Rolls-Royce plc (LONDON: RR.), where he also serves as a director. In his role, Mr. Guyette oversees all Rolls-Royce companies and business units in North America, encompassing nearly 8,000 people at more than 66 locations throughout the U.S. and Canada. Previously, Mr. Guyette enjoyed a long and successful career with United Airlines. In his more than 28 years with the carrier, Mr. Guyette held a wide range of increasingly senior positions giving him breadth and depth into all facets of airline management, including marketing, sales and daily operations. Mr. Guyette is currently a director of priceline.com (NASDAQ: PCLN), where he serves as independent lead director, and serves on multiple civic boards including as chairman emeritus of the Smithsonian National Air and Space Museum and a member of the board of the directors of the U.S. Chamber of Commerce.
Mr. Guyette has extensive executive management experience involving complex business operations, with particular focus in corporate strategy, marketing, operations and corporate governance. His current corporate leadership position with an origin in defense contraction has provided valuable insights to confronting cybersecurity challenges facing the banking industry today. His strong management skills, strategic expertise and significant and ongoing executive and board leadership experience contribute to effective Board oversight of management plans, strategic direction and talent management and succession planning.

Ralph B. Mandell (73) is a co-founder of the Company and currently serves as Chairman Emeritus. Mr. Mandell has been a director since the Company’s inception in 1989. Mr. Mandell served as Chief Executive Officer of the Company from 1993 until 2007, with the added title of President from 1999 to 2007. Mr. Mandell served as Chairman of the Company from 1989 until 2011 when he retired from his long executive career with the organization. Prior to starting The PrivateBank and Trust Company and PrivateBancorp, Inc., Mr. Mandell was the chief operating officer of First United Financial Services, Inc., a publicly-traded community banking organization, from 1985 to 1989, and served as its president from 1988 to 1989. He also served as president of Oak Park Trust and Savings Bank, a subsidiary of First United, from 1985 until 1988. Mr. Mandell is active in the community and serves on numerous charitable boards including Operation Hope and the One Hundred Club.
Mr. Mandell offers the Board unique insights and perspectives from 49 years of experience in the banking industry, particularly with respect to serving private banking and trust clients. Mr. Mandell is credited with successfully building the Bank from its origins as a Chicago de novo in 1991 to a multi-state bank with over $4 billion in assets at the time of the strategic transformation initiative in 2007.
Cheryl Mayberry McKissack (58) has been a director since December 2003. She currently serves as chief operations officer of Johnson Publishing Company and the president of JPC Digital. Ms. Mayberry McKissack is the founder, president, and CEO of Nia Enterprises, LLC, a Chicago-based online research, marketing, and digital consulting firm. Prior, she served as a worldwide senior vice president and general manager for Open Port Technology and was vice president for the Americas and a founding member of the Network Systems Division for 3Com (formerly U.S. Robotics). She currently serves on the board of directors for Deluxe Corporation (NYSE:DLX), a business services and product provider, where she serves on the corporate governance and audit committees. Ms. Mayberry McKissack serves as a director of the University of Chicago Medical Center, the Gaylord and Dorothy Donnelley Foundation, the Shedd Aquarium and the Chicago Public Library Foundation. In 2005, she was named as an Associate Adjunct Professor of Entrepreneurship at the Kellogg School of Business, Northwestern University.
A leader of several entrepreneurial ventures, Ms. Mayberry McKissack’s experience gives her a unique perspective regarding the challenges of managing growth. This knowledge and experience is relevant to the oversight of the strategic direction of the Company. Ms. Mayberry McKissack also brings marketing, public relations and technology experience, areas of experience less well represented in other Board members. Through her years of corporate board experience and ongoing educational focus, Ms. Mayberry McKissack has developed strong knowledge of corporate governance best practices of Board effectiveness.
Edward W. Rabin (67) has been a director since December 2003. Mr. Rabin served as president of Hyatt Hotels Corporation from 2003 until his retirement in 2006 and also served as its chief operating officer beginning in 2000. Mr. Rabin is a director of Sally Beauty Holdings (NYSE: SBH), a beauty supply distributor, where he serves on the compensation and nominating and corporate governance committees. He previously served as a director of WMS Industries, Inc. (NYSE: WMS), a manufacturer and distributor of gaming machines, where he served as lead director and as a member of its audit, compensation and ethics committees until the company was sold in October 2013. Mr. Rabin is currently a member of the board of trustees of the Museum of Contemporary Art of Chicago.
With significant executive management and board of director experience, Mr. Rabin brings valuable knowledge and perspective to the Board. He has public company experience on audit, compensation and corporate governance committees, both at the Company and on other public boards. Mr. Rabin also has significant experience in real estate, mergers and acquisitions and corporate strategy, gained from his tenure at Hyatt Hotels Corporation.
Larry D. Richman (61) is the President and Chief Executive Officer of PrivateBancorp and the Bank. He has been a director since 2007. Prior to joining the Company in 2007, Mr. Richman was president and chief executive officer of LaSalle Bank, N.A., and president of LaSalle Bank Midwest N.A. Mr. Richman began his career with American National Bank and joined Exchange National Bank of Chicago in 1981, which merged with LaSalle Bank in 1990. Mr. Richman is involved in many civic and charitable organizations, including, among others, Mayor Rahm Emanuel’s World Business Chicago, the Economic Club of Chicago, the Museum of Science and Industry, Northwestern Memorial Hospital, the Field Museum, the Big Shoulders Fund and the Executives Club of Chicago. Mr. Richman is also a member of the Dean’s Advisory Council at Indiana University’s Kelley School of Business.
Mr. Richman brings to the Company over 30 years of banking experience and leadership skills gained from his employment at large and sophisticated financial institutions. Long recognized as a leading commercial banker in Chicago and the Midwest, in his role as Chief Executive Officer, Mr. Richman provides valuable insight to Board strategy discussions and all aspects of the Board’s business, commercial lending and risk management oversight.

Collin E. Roche (43) was appointed to the Board of Directors upon the closing of the Company’s $200 million private placement on December 11, 2007. He is a Managing Director of GTCR, L.L.C., a private equity firm he joined in 1996. GTCR is one of the Company’s largest stockholders. Mr. Roche has been nominated as GTCR’s representative pursuant to the terms of its equity investment in the Company. Prior to joining GTCR, Mr. Roche was an investment banker with EVEREN Securities, Inc. and Goldman Sachs & Co. Mr. Roche serves on the boards of directors of Protection One, an electronic security company, BNY ConvergEx Group, an investment technology company, Aligned Asset Managers, an investment management company, Fundtech Inc., a financial technology company, and Premium Credit Limited, a payment facilitation and financing servicing company. Mr. Roche serves on the non-profit board of the Lyric Opera of Chicago.
Mr. Roche has extensive experience over his career working with growing businesses, including creating governance structures for newly public companies and working with boards of directors of private and public companies. As a Managing Director at GTCR, Mr. Roche focuses on financial technology and financial services businesses and therefore has valuable insight and relevant expertise on key issues to the Company, including matters relating to operations technology, credit, risk management, mergers and acquisitions and capital markets.
William R. Rybak (63) has been a director since December 2003. Mr. Rybak retired from VanKampen Investments, Inc. in 2000, where he served as executive vice president and chief financial officer since 1986. Mr. Rybak was previously a partner with the accounting firm of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.) since 1982, and is a certified public accountant. Mr. Rybak is currently a member of the board of trustees of Jackson National Life Funds and the Calamos Mutual Funds, and a member of the board of directors of Christian Brothers Investment Services, Inc. Mr. Rybak previously served as a director of Alliance Bancorp, Inc. and its predecessor, Hinsdale Financial Corp., publicly traded banking organizations based in the Chicago area, from 1986 until 2001. Mr. Rybak previously served as a member of the board of directors of Howe Barnes Hoefer & Arnett, Inc., a broker-dealer firm acquired by Raymond James Financial, Inc. The Board has designated Mr. Rybak as the financial expert serving on the Company’s Audit Committee.
Mr. Rybak’s background as both an auditor and a chief financial officer provides him with in-depth financial knowledge and insight. He brings this valuable insight, as well as financial reporting expertise and analytical and assessment skills, to enhance board oversight. Additionally, Mr. Rybak’s risk management background and knowledge of risk management functions position him to enhance the effectiveness of the Board’s risk oversight.
Class II Directors Serving Until 2015
Norman R. Bobins (71) has been a director of PrivateBancorp and Chairman of The PrivateBank and Trust Company since July 2008. Mr. Bobins retired in 2007 as chairman, chief executive officer and president of LaSalle Bank, which was the 15th largest bank in the United States at the time. He joined LaSalle Bank in 1990 through its acquisition of Exchange National Bank of Chicago and had joined Exchange National Bank in 1981 as senior executive vice president and chief lending officer. Prior to that, Mr. Bobins was with American National Bank and Trust Company where he was senior vice president, holding various commercial lending positions over 14 years. Since 2008, Mr. Bobins has served as the chief executive of Norman Bobins Consulting LLC. He currently serves on the boards of directors of AAR Corp (NYSE: AIR), an aerospace and defense products and services provider, Sims Metal Management Ltd. (NYSE: SMS), a metals recycling company, AGL Resources, Inc. (NYSE: AGL), a natural gas distributor, and Aviv REIT, Inc. (NYSE: AVIV), a real estate investment trust. Mr. Bobins is also chairman of the board of directors of RREEF America REIT II, Inc., a real estate investment trust. He is also non-executive chairman of the board of Transco Inc., a diversified industrial company. A recognized civic leader in Chicago, Mr. Bobins is a former member of the Board of Education of the City of Chicago, having been appointed by Mayor Daley for four consecutive four-year terms. He is chairman of the board of trustees of WTTW Communications, Inc. and on the boards of The Field Museum, Illinois Sports Facility Authority and Navy Pier, Inc.
With 46 years of banking experience and leadership, Mr. Bobins brings to the Board significant business acumen and commercial banking expertise, along with well-established relationships across Chicago’s business and civic communities. Mr. Bobins also provides valuable insight regarding financial regulation from his years of working closely with regulators.
James B. Nicholson (70) has been a director since 2009. Mr. Nicholson is president and chief executive officer of PVS Chemicals, Inc., an international manufacturer, distributor and marketer of chemicals based in Detroit, Michigan. Before joining PVS in 1972, Mr. Nicholson held positions with First National Bank of Chicago in London, England and Dublin, Ireland. From April 2005 until October 2007, Mr. Nicholson was chairman of the board of LaSalle Bank Midwest, N.A. Mr. Nicholson has served on the board of directors of the Amerisure Companies, a commercial property and casualty insurer, since 1982 and as chairman since 1996, and in 2012 he was elected to the board of directors of DTE Energy Co. (NYSE: DTE). Mr. Nicholson is a civic leader in his hometown of Detroit, Michigan, serving on many boards including Detroit Public Television and the Community Foundation for Southeastern Michigan.

Mr. Nicholson has a strong background in economics and finance, as well as experience in banking and financial services, including serving on bank and financial institution boards of directors. Mr. Nicholson’s significant business management and leadership experience gained from his long career at PVS and his corporate board expertise from years of board service equip him with valuable insight and knowledge which he brings to Board and committee discussions.
Alejandro Silva (66) has been a director since August 2005. Mr. Silva has been chairman of the board and chief executive officer of Evans Food Group, Ltd., a food manufacturer and distributor and one of the largest Hispanic-owned companies in the Chicago area, since 1985. Mr. Silva currently serves as a director of Walgreen Co. (NYSE: WAG) and is a member of that company’s audit and nominating committees. Additionally, Mr. Silva is actively involved in civic organizations serving on the boards of directors of the Chicago Transit Authority, Chicago Museum of Science and Industry and the Chicago Council of Global Affairs, as well as other civic organizations in the Chicago area. He is also very active in Latino community affairs serving as chairman of the advisory board of Chicago of Nafinsa Promexico, the largest development bank in Mexico, and on the board of ABC Holding, the second largest Sociedad Financiera de Objeto Limitado (a type of financial institution) in Mexico, focused on developing low income housing in Mexico.
A successful entrepreneur as chief executive of Evans Food Group, Mr. Silva has valuable experience in the areas of strategy, operations and managing growth, which contributes to his effectiveness on the Board. Mr. Silva’s public company board experience and leadership in the community are also valuable to the Company and Board of Directors.

CORPORATE GOVERNANCE
Director Independence
The Corporate Governance Committee has responsibility for evaluating director independence each year and makes recommendations regarding director independence to the Board. The committee determines members’ independence based on NASDAQ standards, taking into account any material relationships directors may have with the Company. To assist the Corporate Governance Committee in this regard, each director completes an annual questionnaire designed to identify relationships and transactions that might be perceived as having potential to impair an individual’s independent judgment as a director of the Company. The Corporate Governance Committee reached its determinations by considering the relevant facts and circumstances surrounding a director’s business, banking, consulting, legal, accounting, charitable and familial relationships with the Company, among other factors. In particular, the Corporate Governance Committee considered the outstanding credit relationship between each outside director and the Company’s subsidiary bank and the bank's donations to civic and charitable organizations to which the directors also have connection. In analyzing the independence of Mr. Bobins, the Corporate Governance Committee considered that certain executive officers of the Company, including Mr. Richman, reported directly to Mr. Bobins for many years prior to joining the Company in 2007 as well as Mr. Bobins’ expanded role and activities on behalf of the Bank as Chairman of the Bank.
Based upon the committee's analysis and recommendations, in January 2014, the Board of Directors determined that Messrs. Coleman, Guyette, Nicholson, Rabin, Roche, Rybak, and Silva and Ms. Mayberry McKissack are "independent" directors.
Director Qualification Criteria, Diversity and Nomination Process
The Board believes that a mix of relevant experience and a diversity of perspectives on the Board, along with a commitment to active participation, are important to the effectiveness of the Board, as described in the Corporate Governance Guidelines adopted by the Board and available on the Company’s website at www.theprivatebank.com. To ensure the Board has an appropriate mix of skills and expertise to effectively meet the needs of the Company, the Board seeks the following qualities in Board members and the Corporate Governance Committee reviews the desired mix of skills and experience at least annually:

•
an ability to contribute to the Board’s command of financial regulation; technology; finance; financial services; commercial real estate; corporate strategy; executive management of a public company; risk assessment and management; marketing and public relations; mergers and acquisitions and management of fast-track growth businesses; or other elements relevant to the operation of a mid-market, publicly-traded commercial banking organization in today’s challenging business environment;

•	a relevant educational and professional background;

•	unquestioned integrity, ethics, reputation and character; and

•	demonstrated civic leadership within the communities the Company serves, among other skills and experiences.
The Company’s policy for considering diversity in identifying nominees for director is set forth in the Company’s Corporate Governance Guidelines. The Board seeks to consider candidates reflecting a range of experience, age, gender, ethnicity, race and education and the Corporate Governance Committee assesses the effectiveness of this policy annually. The Corporate Governance Committee noted, consistent with this policy, the Board’s composition reflects diverse business backgrounds and experience, including public and private company management and board experience, finance, law, entrepreneurial endeavors, financial services and marketing, as well as a range of ages, a woman member and a mix of ethnic backgrounds.
The Board of Directors has delegated responsibility to the Corporate Governance Committee to identify and select director nominees who possess the personal traits, experience and relevant skills necessary to contribute to effective oversight of management of the business and represent stockholder interests through exercise of sound judgment. The Corporate Governance Committee, comprised entirely of independent directors, recommends to the full Board for approval the proposed slate of director nominees for election at the annual meeting. The slate of nominees for election at this Annual Meeting was approved by the Board at its meeting in January 2014.
The Corporate Governance Committee examines the skills and experience of all current directors and the existing composition of the Board to evaluate the mix of disciplines, experience and other characteristics and diversity of directors represented on the Board. The Corporate Governance Committee reviews each incumbent director’s performance as a Board member and his or her commitment to the Board principles, as outlined in the Corporate Governance Guidelines, as well as continued satisfaction of minimum qualifications and fulfillment of director performance expectations. The Board and the

Corporate Governance Committee believe that continuity in leadership, board tenure and cohesiveness among board members maximizes the Board’s ability to exercise meaningful Board oversight.
Under its policies, the Corporate Governance Committee also considers the following in selecting the proposed nominee slate: (i) at all times, at least a majority of directors must be "independent" in the opinion of the Board as determined in accordance with NASDAQ listing standards; (ii) at all times, at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; (iii) at all times at least two members of the Board must satisfy the heightened standards of independence for Compensation Committee members; and (iv) at all times, the Board must have at least one member who satisfies the criteria to be designated by the Board as an "audit committee financial expert."
Stockholder Director Nominee Recommendations
It is the policy of the Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are deemed to be serious and timely received. The Corporate Governance Committee intends to evaluate any such nominee recommended by stockholders in the same manner in which it considers nominees that it identifies and selects. To be timely, recommendations must be received in writing at the Company’s principal executive offices, addressed to the Corporate Governance Committee, at least 120 days prior to the date of the annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of the Company’s stock which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.
No stockholder recommendations were received for the 2014 Annual Meeting.
Board Leadership Structure
The Company’s Board leadership structure has evolved over the past few years to meet the changing needs of the Company. Since late 2007 when Mr. Richman was hired as Chief Executive Officer, the Chairman position has been separate from the CEO position. Mr. Guyette, an independent director, was selected to act as lead director in 2010, and the Board appointed him as independent non-executive Chairman in 2011. Among other responsibilities assigned to independent board leadership as described in the Corporate Governance Guidelines, Mr. Guyette sets the agenda and chairs regular board meetings.
As part of the Board’s annual self-evaluation process in January 2014, the Board evaluated its leadership structure and determined that the separation of the CEO and Chairman roles with independent Board leadership is serving the Company well. The separation of the roles provides a clear distinction between the management duties of the CEO and the oversight function of the Board and provides an effective system of checks and balances.
Board Oversight of Risk Management
The Board of Directors views risk oversight as one of its most essential responsibilities. While management of the Company has the responsibility for the day-to-day assessment and management of risk, the Board creates an appropriate culture of risk management and sets the proper tone at the top. The Board is responsible for understanding and evaluating major risks of the Company’s strategic plans, ensuring that appropriate risk management control systems and procedures are in place and ensuring that management takes the appropriate steps necessary to manage and mitigate major risks.
The Business Risk Committee of the Board has been delegated responsibility for many of the Board’s risk oversight duties and monitors risks on an enterprise-wide basis, with particular focus on oversight of risk management relating to credit risk, interest rate risk, liquidity risk, market risk, operational risk and technology and cyber risk. To ensure fulfillment of the duties delegated to it by the Board of Directors, the Business Risk Committee receives regular risk management reports from management and meets regularly with appropriate management representatives in the areas of credit risk management, treasury management, operations and enterprise risk management. The Board of Directors considers recommended risk management policies and risk appetite and sets appropriate risk limits. The Business Risk Committee monitors compliance with such risk limits. The Board of Directors reviews the Company’s risk management policies at least annually, and will review such policies more frequently if necessary.
The Audit Committee has primary responsibility for overseeing financial risk including risks associated with accounting, financial reporting and internal controls. The Audit Committee also oversees the compliance program to ensure appropriate management of regulatory compliance risk. The Audit Committee meets regularly with appropriate management representatives in the areas of finance, credit review, internal audit, and legal and compliance.
As part of its responsibilities, the Compensation Committee assesses risks related to the Company’s compensation programs to ensure compensation programs do not incentivize imprudent risk taking by business managers that could have a material adverse effect on the Company. This risk assessment process has included an analysis to identify risk and mitigating controls related to compensation programs and the balancing of potential risk against the goal of maximizing stockholder return. Based on that assessment, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
Board Committees
Members of the Company’s Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors has four standing committees: (1) the Compensation Committee; (2) the Corporate Governance Committee; (3) the Audit Committee; and (4) the Business Risk Committee. Below is a table indicating committee membership and a description of each committee of the Board.
Committee Membership (as of March 28, 2014)

	Audit	Compensation	Corporate Governance	Business Risk
Norman R. Bobins				X
Robert F. Coleman	X			X*
James M. Guyette			X
Ralph B. Mandell				X
Cheryl Mayberry McKissack		X	X*
James B. Nicholson	X	X	X
Edward W. Rabin	X	X*
Larry D. Richman				X
Collin E. Roche		X		X
William R. Rybak	X*			X
Alejandro Silva	X		X

*	Indicates the chair of the committee.
Compensation Committee
The Compensation Committee is, among other things, responsible for developing, in collaboration with management, the Company’s compensation philosophy; reviewing and approving the compensation of the CEO and our other executive officers; reviewing and approving the Company’s annual bonus program; administering the Company’s equity incentive plans and other stock-related or incentive compensation plans or programs; reviewing and approving any changes to or establishing executive compensation and employee benefit programs, material non-cash compensation programs and retirement and savings plans (other than non-equity based incentive compensation programs for non-management employees (such as limited sales incentive plans and nominal employee award programs) which management has the authority to implement); reviewing and making recommendations for Board approval with respect to Board and Board committee compensation; and considering the risks posed by the Company's compensation programs. The Compensation Committee also advises and assists management in formulating policies regarding compensation and submits its Compensation Committee Report included elsewhere in this proxy statement. In addition to being "independent" directors within the meaning of the NASDAQ listing standards, all members of the Compensation Committee satisfy the heightened independence standards, as currently in effect. A copy of the current charter of the Compensation Committee is posted under the Investor Relations portion of the Company’s website at www.theprivatebank.com.
Corporate Governance Committee
The Corporate Governance Committee is responsible for proposing to the Board a slate of nominees for election as directors by stockholders at each annual meeting. The Corporate Governance Committee also takes a leadership role in shaping the Company’s corporate governance practices. In carrying out its duties, the Corporate Governance Committee has been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; review the composition of the Board and its committees and make recommendations to the Board from time to time relating thereto; recommend for Board approval director candidates to fill any vacancies that occur between annual meetings; evaluate, at least annually, and make recommendations regarding each Board member’s "independence" status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; oversee the Company’s shareholder engagement practices; evaluate "best practices" and review and assess the effectiveness of corporate governance practices and policies followed by the Company and the Board and recommend changes as appropriate; and conduct, at least annually, a performance assessment of the Board. All members of the Corporate Governance Committee are "independent" directors within the meaning of the NASDAQ listing standards. A copy of the current charter of the Corporate Governance Committee is posted under the Investor Relations portion of the Company’s website at www.theprivatebank.com.
Audit Committee
The Audit Committee is responsible for supervising the Company’s accounting, reporting and internal control practices. Generally, the Audit Committee reviews the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition to being "independent" directors within the meaning of the NASDAQ listing standards, all members of the Audit Committee satisfy the heightened independence standards, as currently in effect. The Board of Directors has determined that Mr. Rybak is an "audit committee financial expert" as that term is defined in SEC rules. A copy of the current charter of the Audit Committee is posted under the Investor Relations portion of the Company’s website at www.theprivatebank.com.
Business Risk Committee
As discussed above, the Business Risk Committee is responsible for assisting the Board in its risk oversight duties and monitors risks on an enterprise-wide basis, with particular focus on oversight of credit risk, interest rate risk, liquidity risk, market risk, investment risk and operational risk (including technology and cyber risk), as well as  capital stress testing. The Business Risk Committee monitors the ongoing effectiveness and appropriateness of the Company’s risk policies (including risk limits) and management’s compliance with these policies, including management’s undertaking of appropriate activities to identify, assess and manage risk. The Business Risk Committee also oversees the effectiveness of the Company’s enterprise risk management program which is designed to identify, assess and monitor all significant risks to the Company, including, without limitation, operational risk and information technology risk.
Board and Committee Meetings
During 2013, the Board of Directors held six regular Board meetings and one special Board meeting. The Compensation Committee met six times, the Corporate Governance Committee met five times, the Audit Committee met twelve times and the Business Risk Committee met four times during the year. The Board regularly holds dinner sessions the evening before each Board meeting for educational programs with members of management or outside presenters or for board-only discussions. In addition to dinner meetings attended exclusively by non-management directors, the Board and its committees regularly meet in executive sessions without the Chief Executive Officer or other members of management present.
Each of the directors of the Company attended at least 75% of the total number of meetings of the Board and Board committees on which such director served during fiscal year 2013.
Succession Planning
The Board of Directors has in place a written management succession planning policy in order to minimize the risk of adverse impact from an unplanned CEO vacancy and to help ensure the continuity of senior management. In accordance with this policy, the Board conducts an annual review of the strength and depth of executive talent and considers ongoing executive development. Members of the Board regularly interact with members of senior management at Board and committee meetings, strategic planning sessions, educational programs and other Board functions.
Stock Ownership Guidelines
We maintain stock ownership guidelines consistent with the Board’s belief that significant stock ownership by executive officers and directors strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives. Under the guidelines, our non-employee directors, CEO and other executive officers are expected to accumulate shares of our common stock to meet the applicable ownership level within five years of their election or appointment to a position covered by the guidelines (the "accumulation period"). If the guideline level increases by more than 10% due to either a change in a person’s title or change in base salary/retainer of more than 10%, the person has five years from the date of that increase to achieve the incremental change in the guideline level.
The following shares are counted toward guideline compliance: (i) shares owned directly or indirectly by the individual or his or her immediate family members residing in the same household, (ii) shares held in the Company’s 401(k)/employee stock ownership plan (or KSOP), (iii) shares underlying restricted stock awards or RSUs that are subject solely to time-based vesting criteria, which have not yet vested and (iv) shares or share equivalent units underlying deferred compensation of executives or deferred fees paid to directors. The following shares are not counted: (i) shares underlying unexercised stock options (regardless of whether the option has vested), (ii) unvested performance share units before the performance criteria have been satisfied or the performance period has ended, and (iii) shares pledged for a loan, including any shares pledged in a margin account (whether or not a margin loan is outstanding).
To satisfy the policy, the officer or director must have acquired and must hold shares having a value equal to a specified multiple of base salary or cash retainer. Until reaching the applicable level, he or she must retain (and not sell, pledge, assign or otherwise transfer) the net, after-tax shares received upon the exercise of stock options or the vesting and/or delivery of stock awards under the Company’s compensation plans. The ownership guidelines are indicated in the following table.

Position	Stock Ownership Guideline

Chief Executive Officer	5 times annual base salary
Other Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual cash retainer
As of March 31, 2014, each of our executive officers and non-employee directors exceeded the guideline level applicable to them.
Anti-Hedging & Pledging Policy
Hedging and monetization transactions may permit an owner of the Company’s securities to retain full ownership and, potentially, voting rights of those securities, but without the full risks and rewards of ownership. Therefore, in order to promote the intent of its stock ownership policy, the Company prohibits executive officers and directors from engaging in any hedging or monetizing transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.
Company policy was changed in 2014 to prohibit pledging of Company stock by directors and executive officers, except for two pre-existing arrangements that are grandfathered in under the new policy. Pledging of a significant amount of shares by insiders has the potential to be perceived as altering the financial risk of ownership. Pledging of Company shares could result in unexpected sales of the Company’s common stock upon margin calls or other foreclosures on pledged shares, and the Company seeks to avoid the potential for adverse market reaction in the event of large, unexpected sales of Company shares by insiders.
Director Continuing Education
The Company’s directors are encouraged to seek out and attend director education seminars throughout the year. Director education is also provided at regularly scheduled dinner meetings and in connection with meetings of the Board of Directors and its various committees through presentations by both internal business heads and external speakers. Members of the Board also participate as attendees or panelists in various outside professional and director continuing education programs. The Company reimburses directors for their attendance at such seminars.
Stockholder Communications with Directors
Generally, stockholders who have questions or concerns regarding the Company should contact the Company’s Investor Relations department at (312) 564-2000 or visit the Investor Relations page on the Company’s website at www.theprivatebank.com. However, any stockholder who wishes to communicate directly with the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board, any committee of the Board or any named directors, c/o the Corporate Secretary of the Company at PrivateBancorp, Inc., 120 South LaSalle Street, Suite 400, Chicago, Illinois 60603. The Company’s policy is to forward written communications received from stockholders to the appropriate directors, unless the communication consists of marketing materials or other general solicitations.

Policies adopted by the Board of Directors encourage directors to attend the Company’s annual meeting of stockholders each year. Ten out of the eleven Board members attended the 2013 Annual Meeting of Stockholders.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by the Board of Directors are posted on the Company’s website at www.theprivatebank.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the beneficial ownership of the Company’s common stock as of March 28, 2014, with respect to (1) each director and nominee for director; (2) each of the named executive officers of the Company identified in this proxy statement; (3) all directors and executive officers of the Company as a group; and (4) each beneficial owner of more than 5% of any class of voting securities of the Company.

	Number of Common Shares Beneficially Owned (#)		Restricted Stock Units (#)(1)		Restricted Stock (#)(2)	Exercisable Options (#)(3)	Total Amount of Beneficial Ownership (#)(4)	Total Percentage Ownership (#)(4)(5)
5% or Greater Stockholders
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	6,721,527	(6)	—		—	—	6,721,527	8.61%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	6,434,133	(7)	—		—	—	6,434,133	8.24%
GTCR Golder Rauner II, L.L.C. and related entities 300 N. LaSalle Street, Suite 5600 Chicago, Illinois 60654	5,738,529	(8)	—		—	—	5,738,529	7.35%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,280,250	(9)	—		—	—	4,280,250	5.48%
Directors
Larry D. Richman**	324,331	(10)	7,892	(22)	6,949	234,375	573,547	*
Norman R. Bobins	92,966		17,600		—	62,500	173,066	*
Robert F. Coleman	44,356	(11)	17,141		—	12,000	73,497	*
James M. Guyette	131,486	(12)	17,141		—	9,000	157,627	*
Ralph B. Mandell	559,537	(13)	9,514		—	30,000	599,051	*
Cheryl Mayberry McKissack	5,300		17,141		—	9,000	31,441	*
James B. Nicholson	38,742	(14)	15,806		—	—	54,548	*
Edward W. Rabin, Jr.	70,284	(15)	17,141		—	9,000	96,425	*
Collin E. Roche	5,738,529	(16)	—		—	—	5,738,529	7.35%
William R. Ryback	21,875	(17)	17,141		—	12,000	51,016	*
Alejandro Silva	25,048	(18)	17,141		—	9,000	51,189	*
Total Directors	7,052,454		153,658		6,949	386,875	7,599,936	9.69%
Non-director Named Executive Officers
Kevin M. Killips	90,164		—		32,591	67,188	189,943	*
Bruce R. Hague	107,037	(19)	—		20,419	95,017	222,473	*
Bruce S. Lubin	87,801	(20)	—		30,431	101,228	219,460	*
Karen B. Case	56,953	(21)	—		12,456	102,575	171,984	*
Total Directors and Executive Officers (19 persons)	7,550,132		155,882	(23)	144,428	987,640	8,838,082	11.18%

*	Less than 1%

**	Denotes person who serves as a director and who is also a named executive officer.

(1)
Reflects restricted stock units subject to vesting within 60 days of March 28, 2014 on the basis of continued service. Recipients of RSUs have no voting power with respect to the shares of common stock underlying such units until the units convert and settle for common stock.

(2)	Reflects shares subject to vesting on various dates within the next three years on the basis of continued service for which the holder has voting power prior to vesting.

(3)	Includes 25,393 options which became exercisable on April 1, 2014.

(4)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(5)
Based upon 78,049,692 total shares outstanding as of March 28, 2014, consisting of 76,464,813 shares of common stock and 1,584,879 shares of non-voting common stock which are convertible into common stock.

(6)	Based on information included in a Schedule 13G/A filed on January 30, 2014 by BlackRock, Inc.

(7)	Based on information included in a Schedule 13G/A filed on February 14, 2014 by FMR LLC.

(8)
Based on the information included in an amended Schedule 13D filed by GTCR Golder Rauner II, L.L.C. and related entities with the SEC on November 12, 2009, as amended by a Schedule 13D/A filed on November 7, 2013; includes 1,584,879 shares of common stock issuable upon the conversion of an equal number of shares of non-voting common stock.

(9)	Based on information included in a Schedule 13G/A filed on February 12, 2014 by The Vanguard Group.

(10)	Includes 294 shares allocated to Mr. Richman’s account in the KSOP.

(11)
Includes 2,535 shares held by Mr. Coleman’s spouse. Excludes shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is trustee. Mr. Coleman disclaims beneficial ownership of all shares held in the Retirement Savings Plan.

(12)	Includes 9,800 shares held by Mr. Guyette’s spouse and 9,406 shares held in the Company’s deferred compensation plan.

(13)	Includes 69,000 shares held by Mr. Mandell’s spouse and 85,000 shares pledged under a pre-existing arrangement.

(14)	Includes 8,041 shares held in the Company’s deferred compensation plan.

(15)	Includes 5,250 shares held by Mr. Rabin’s spouse and 4,922 shares held in the Company’s deferred compensation plan.

(16)
Based on the information included in a Form 4 dated November 1, 2013 filed by Mr. Roche and the Schedule 13D/A filed on November 7, 2013 by GTCR Golder Rauner II, L.L.C. All 5,738,529 shares are beneficially owned by GTCR Golder Rauner II, L.L.C. and related entities, of which Mr. Roche is a member and/or partner. Mr. Roche disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest therein. Total shares include 1,584,879 shares of common stock issuable upon the conversion of an equal number of shares of non-voting common stock.

(17)	Includes 2,610 shares held by Mr. Rybak’s spouse.

(18)	Includes 12,326 shares held in the Company’s deferred compensation plan.

(19)
Includes 1,300 shares held by Mr. Hague’s spouse, 3,548 shares allocated to Mr. Hague’s account in the KSOP, 4,652 shares in the Company’s deferred compensation plan, and 66,504 shares pledged under a pre-existing arrangement.

(20)	Includes 1,485 shares held by Mr. Lubin’s daughter.

(21)	Includes 961 shares held in the Company’s deferred compensation plan.

(22)	Excludes 78,435 unvested restricted stock units for Mr. Richman, which will vest over the next three years on the basis of continued employment.

(23)	Excludes a total of 109,283 unvested restricted stock units granted to executive officers (including Mr. Richman), which will vest over the next three years on the basis of continued employment.

COMPENSATION DISCUSSION AND ANALYSIS
This section describes our executive compensation program, including 2013 compensation, for our Named Executive Officers:
Larry D. Richman     President and CEO
Kevin M. Killips         Chief Financial Officer
Bruce R. Hague        Head of National Commercial Banking and Regional Markets
Bruce S. Lubin         Head of Illinois Commercial Banking
Karen B. Case        Head of Commercial Real Estate
We present our Compensation Discussion and Analysis in the following sections:

Pay for Performance Analysis	Summarizes 2013 operating performance and total shareholder return, our CEO’s 2013 pay, and key 2013 and 2014 executive compensation decisions.

Compensation Program Highlights	Indicates the compensation and compensation-related governance "best practices" we follow.

What We Pay and Why We Pay It	Discusses our compensation philosophy, pay mix, the structure of our 2013 program and the rationales underlying the Compensation Committee’s 2013 pay decisions.

How We Make Compensation Decisions
Describes the Committee’s procedures for making compensation analyses and decisions, including its use of an independent compensation consultant, how it defines our peer group and how it uses peer group data.

Additional Information	Describes our clawback policies, employment agreements, practices regarding tax deductibility of compensation, the Committee’s consideration of say-on-pay votes and our investor outreach.

Pay for Performance Analysis
Our executive compensation program consists primarily of base salary and short- and long-term incentives and is delivered in a combination of cash and equity. By tying a portion of compensation to achievement of past and future financial goals and/or the value of our common stock, our program is designed to reward performance that advances our business and strategic objectives, align the interests of stockholders and executive officers, motivate long-term value creation and provide competitive compensation without encouraging unnecessary or excessive risks.
Operating Performance
Beginning in late 2007, we hired a team of experienced middle market commercial bankers and, under the leadership of our current Chief Executive Officer, initiated a strategic plan to transform the bank into the leading Chicago-based financial services institution for middle-market companies. Under the current leadership team, we significantly reshaped our company by expanding our size and breadth with new commercial client relationships, adding community banking offices and introducing new products and services. We achieved this growth despite the challenging operating conditions arising from a significantly weakened economy, a dramatic decrease in commercial real estate values and a prolonged low interest rate environment. Over the past five years, we have significantly increased our profitability and the overall value of our company. The following table illustrates our diluted earnings per share and tangible book value per share over this time. Tangible book value per share is a non-GAAP financial measure. Please see the description of this measure and reconciliations to the most comparable GAAP measure as set forth on pages 83-85 of our Annual Report on Form 10-K for the year ended December 31, 2013.

Diluted Earnings Per Share and Tangible Book Value Per Share
(2009 to 2013)
$2.00
$1.00
$-
$(1.00)
$(2.00)
Diluted Earnings Per Share
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
Tangible Book Value Per Share at Year End
2009
2010
2011
2012
2013
Diluted Earnings Per Share
Tangible Book Value Per Share

More recently, 2013 marked a strong year for us:

•	Earnings per share was up 78% to $1.57 in 2013 from $0.88 in 2012.

•
We greatly improved our performance on various profitability metrics. Our return on average assets (ROA) for 2013 was 0.90% (which was at approximately the median of our peer group) and our return on average common equity (ROE) for 2013 was 9.76% (the 88th percentile of our peer group).

•
We improved our overall asset quality. Nonperforming assets declined 44% from December 31, 2012, and our ratio of non-performing assets to total assets at the end of 2013 was 0.87%, which was near the median level (0.80%) of our peer group.

•	We increased total loans by 5% during 2013 to $10.6 billion.

Our Total Shareholder Return
Our stock delivered a total return to our stockholders of 89% for 2013, putting us at the top of our peer group. Over the past three years, our total stockholder return (TSR) was 103%, which was higher than all but one company in our peer group. Due to the extreme turbulence in 2007 through 2009 in the world-wide economy in general and the U.S. banking industry in particular (as well as in the commercial real estate sector in which we were heavily invested during those years), we believe a focus on our performance during the most recent one- and three-year periods provides investors with the most pertinent information. Against a backdrop of a slow loan-growth environment due to, among other factors, economic uncertainty and continued low interest rates, we delivered strong 2013 total shareholder return by improving credit quality, controlling expenses, and stabilizing net interest income by growing total loans.

Total Stockholder Return (%)
5 Years
3 Years
1 Year
-20%
0%
20%
40%
60%
80%
100%
120%
PrivateBancorp, Inc.
Median TSR of PrivateBancorp, Inc.'s current peer group
NASDAQ Bank Index

The published industry total return equity index used for this comparison is the Center for Research in Security Prices index for NASDAQ Bank Stocks. Total stockholder return (TSR) is the total return of common stock over a specified period, expressed as a percentage (calculated based on the change in stock price over the measurement period, assuming reinvestment of dividends).

Source: SNL

2013 CEO Compensation
Under Mr. Richman’s leadership, we performed very well and delivered significant value to stockholders in 2013. In addition, the Committee believes that Mr. Richman’s strategic vision, leadership and focus on long-term sustainable growth not only contributed to the recent year’s performance, but have positioned us well for the future. In 2012 and 2011, TARP restrictions had limited the portion of Mr. Richman’s pay that could be linked to variable performance during the year. Because of these restrictions, the fixed-pay elements of his pay structure for those years (as reflected in the "Salary" column in the Summary Compensation Table) comprised the substantial majority of his pay. No longer constrained by these TARP restrictions, the Committee restructured his 2013 pay to deliver a market-competitive pay opportunity that contained a greater proportion of variable performance incentives. This was done to encourage his focus on both our short-term and long-term success, in alignment with shareholder interests. The components of his 2013 pay, as awarded, are graphically reflected and fully explained below.

Components of Mr. Richman's 2013 Compensation[1]

Long-Term
38%
Stock Options
14%
RSUs
14%
PSUs
10%
Pay at Risk(2)
68%
Salary
32%
Annual Incentive
30%
Short Term
62%

(1) Excludes (a) perquisites, (b) impact of illiquidity discount of equity grants and (c) equity grants made in 2013 that relate to 2012.

(2) "Pay at Risk" refers to those compensation elements for which the realizable value is uncertain at the time of grant and dependent on the Company's performance over time.

Mr. Richman’s 2013 base pay remained unchanged from 2011. His annual incentive target opportunity is 125% of his base salary, a level set by the terms of his employment agreement and unchanged since 2007. For 2013, the Committee set the amount that is paid in cash under that annual incentive to 75% of the total award with 25% of his annual incentive opportunity recast as a long-term performance share unit to assist in aligning incentive pay with risk outcomes.
Because Mr. Richman oversees Company-wide performance, the Committee believed that his 2013 annual incentive payout should directly reflect the Company’s performance against the five Company-wide performance metrics in our 2013 annual incentive plan. The Committee also considered the Company’s continued progress on credit remediation matters as well as the Company’s other achievements during 2013’s ongoing low-interest rate environment, such as increased profitability (due mostly to credit remediation), enhancements of new client relationships, and increased total loans (which helped to offset net interest margin compression). Based on these considerations, the Committee awarded Mr. Richman a 2013 incentive award at target in the amount of $1.19 million. This amount was determined solely by reference to Mr. Richman's target bonus percentage of 125% and the bonus pool funding of 100.5%, which was based on the bonus plan’s metrics and funding methodology that were chosen by the Committee in early 2013, which are described under "What We Pay and Why We Pay It - 2013 Annual Incentive." 75% of this incentive was paid in cash while 25% of his annual incentive opportunity ($296,875) had been recast as a long-term incentive and granted in early 2013 as performance share units (PSUs), the value of which tied a portion of his 2013 pay opportunity to the attainment of pre-established earnings over the succeeding three-year period.
With respect to Mr. Richman’s 2014 long-term equity incentive award, the Committee believed that his, and his executive team’s, continued leadership are critical to our long-term success. The Committee also considered our strong total stockholder return, ROA and ROE (each relative to peers) as well as the Committee’s assessment of Mr. Richman’s success in furthering the Company’s 2013 strategic priorities. Based on these factors, the Committee awarded Mr. Richman a 2014 equity incentive of $1,175,000, granted in early 2014. The size and long-term nature of this award further strengthens the alignment of Mr. Richman’s interests with those of long-term stockholders. See "What We Pay and Why We Pay It - Key Changes Made to 2014 Executive Compensation Program - 2014 Long Term Incentives."
Including Mr. Richman’s 2013 equity incentive granted in early 2013, his total 2013 compensation was $3 million. This amount differs from the $3.2 million reported in the Summary Compensation Table for 2013 because of SEC rules which require us to include in his 2013 numbers a portion of his 2012 equity incentive that was granted in early 2013 as well as certain other compensatory perquisites and lack of marketability discount adjustments to equity grant amounts due to deferred settlement provisions.
The chart below illustrates the difference between Mr. Richman's reported compensation in the Summary Compensation Table and the pay realizable by him for each of the last five years. Such amounts are then compared to our TSR over that time. We believe this supplemental information is important as it reflects our pay for performance model by showing how the value of Mr. Richman's annual pay tracks our TSR over those years.

CEO Total Realizable Pay, Summary Compensation Table Pay, and Total Stockholder Return (2009-2013)

Total Stockholder Return
(assumes $100 invested on December 31, 2008 in PrivateBancorp's common stock with the reinvestment of all related dividends)
$200
$175
$150
$125
$100
$75
$50
$25
$-
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CEO Pay
2009
2010
2011
2012
2013
CEO Realizable Pay
CEO Pay as Reflected in Summary Compensation Table
PrivateBancorp, Inc. Total Stockholder Return

Realizable pay for each year for Mr. Richman equals: (1) base salary; (2) restricted stock, RSUs and PSUs granted in each year (as applicable) valued based on the year-end stock price for the year of grant and assuming target performance for PSUs; and (3) options granted in each year (as applicable) valued based on the number of options times the excess, if any, of the year-end stock price for the year of grant over the option exercise price.

Key 2013 Compensation Decisions
Due to the strong foundations put in place by management since 2007 to react to the then-immediate priorities of improving credit quality and returning to profitability, the Committee and Board placed increased emphasis on rewarding advancement of longer-term strategic priorities in the 2013 executive compensation programs. Specifically, the Committee made the following key decisions in 2013, each as discussed under "What We Pay and Why We Pay It."

Annual Incentive Plan

•
We adopted a 2013 annual incentive plan consistent with our 2012 plan, but with slight changes to metrics and related weightings to reflect both annual goals to increase profitability as well as long-term goals related to our strategic priorities. The metrics were designed to enhance executives’ focus on strategic imperatives to improve profitability, strengthen our balance sheet, increase fee income, and continue to develop an improved deposit funding base. In the design of the 2013 annual incentive plan (i.e., the metrics, weightings and performance bands), the Committee believes it struck the appropriate balance of driving desired financial results while retaining appropriate risk controls.

•
The metrics in the 2013 annual bonus plan were set so that execution at levels consistent with our 2013 internal operating plan would result in funding of the 2013 bonus pool at 85% of target. As in 2012, management would have had to out-perform our internal operating plan in order to fund the annual bonus pool at 100%.

•
We recast 25% of each executive’s target 2013 annual incentive as long-term, performance-based PSUs. The PSUs were in lieu of time-based restricted stock previously used to defer 25% of 2013 annual bonuses.

•
We exceeded our 2013 operating plan forecasts in four of the five performance metrics, including EPS which was 18% above operating plan forecasts. Based on this, the Committee approved a corporate-wide 2013 bonus pool equal to 100.5% of target, consistent with the formulaically-determined funding based on performance against plan metrics.

Enhancements to Reduce Excessive Risk-Taking

•
Based upon our periodic compensation risk-assessment, we set metric performance levels under the annual incentive plan which cap bonus pool funding and prevent excessive funding of the plan even for superior performance under a particular metric.

Enhancing Long-Term Focus/Aligning Executives’ and Shareholders’ Interests

•
Due to our successful exit from TARP in 2012, we were able to increase the portion of our named executive officers’ aggregate 2013 total direct pay that is variable pay at risk from 36% in 2012 to 65% in 2013.

•	We changed the vesting provision for all options granted in early 2013 so they vest 100% after three years rather than ratably over three years.

•
Executives other than our CEO are subject to a mandatory holding period after full vesting of the restricted shares granted to them as part of their 2013 long-term incentives granted in early 2013. They generally may not sell vested shares until 2019 (three years after the final tranche vests). The RSUs issued to Mr. Richman in early 2013 will not be settled, even after vesting, until he resigns or otherwise separates from us for any reason.

•
Our 2013 PSUs settle two years after vesting, thereby providing us the opportunity to recoup some or all of the value of the PSUs if an executive engaged in inappropriate or excessively risky behavior. See "Additional Information - Clawback Policies."

Key 2014 Decisions to Align Executive and Stockholders Long-Term Interests

•
We changed the mix of executives' 2014 long-term equity awards to 50% PSUs, 25% restricted stock and 25% options to further emphasize performance-based compensation. In this way, executives will realize the full value of awards only if pre-established performance levels are achieved.

•	We expanded the use of PSUs to approximately 20 additional senior leaders.

•
We modified our PSU structure such that the value at the end of the performance period will depend on both our absolute earnings as well as our stock price performance relative to other banks' within a reported index. As with the 2013 PSUs, the 2014 awards will be converted into a variable number of shares of common stock based on our 2014-2016 cumulative EPS performance. Shares earned based on EPS performance can range from 0% to 150% of target. For 2014 awards, those earned shares are then adjusted up to 33% higher or lower based on our three-year TSR relative to the preselected banking company index.

•
We adopted a 2014 annual bonus plan materially consistent with the 2013 plan. The Committee believes it struck the appropriate balance among driving long term profitability, encouraging a continued focus on developing appropriate funding sources and retaining appropriate risk controls.

•
As in 2013, the metrics in the 2014 annual bonus plan were set so that execution at levels consistent with our 2014 internal operating plan will result in funding of the 2014 bonus pool at 85% of target. Management will have to outperform our internal operating plan in order to receive 100% funding of the annual bonus pool.

Compensation Program Highlights
Our executive compensation program features many "best practices." Asterisks in the table below indicate items that were implemented or revised since January 1, 2013.

Practices We Follow
✓*
Pay for performance - A significant percentage of total 2013 compensation for executives (68% for our CEO in 2013), is variable "pay at risk," the value of which is connected to stock price and/or Company performance over time.

✓
Linkage between performance measures and strategic objectives - Performance measures for incentives are linked to financial plans, profitability and other strategic objectives to enhance long-term stockholder value.

✓*
Addition of PSUs to executive compensation - To promote the achievement of long-term profitability, we granted PSUs to executives which tied a portion of their 2013 pay opportunity to the attainment of pre-established earnings levels over a three-year period, subject to clawback in certain circumstances.

✓*	Clawback policies - We have the right to recoup incentive compensation of our executive officers and others. See "-Additional Information - Clawback Policies" below.

✓
Periodic compensation risk reviews - The Committee periodically reviews the risks incented by our compensation plans Company-wide as well as related mitigating controls to confirm that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

✓	Independent compensation consultant - The Committee retains an independent compensation consultant to review and advise on our executive compensation program and practices.

✓
Strong control over share utilization/compensation expense - We balance our use of equity with a commitment to monitor financial statement expense, EPS, and share utilization. We award equity to key employees who we believe have the potential to strongly contribute to our results. Option and restricted stock/RSU grants made during 2013 to our named executive officers were 20% and 16%, respectively, of the aggregate 2013 option and restricted stock/RSU grants.

✓
Change-in-Control - "Double trigger" for executives' severance - Our executives’ employment agreements entitle them to severance benefits upon a change in control, but only if they are involuntarily terminated without cause or they voluntarily resign for good reason within two years following or six months prior to the change in control. In the case of Mr. Richman, "good reason" would include his voluntary termination of employment during the 90-day period beginning on the first anniversary of a change in control.

✓
Change-in-Control - No automatic vesting of equity - Under our current equity plan, if outstanding awards are assumed or replaced with a replacement award of equal value upon a change in control, such awards will not vest automatically but will remain outstanding. However, if within two years of the change in control, an employee is involuntarily terminated other than for cause, then his or her unvested awards vest fully upon such termination.

✓
Minimum vesting period on restricted stock grants - Under our current equity plan, no more than 270,000 shares of stock may be issued relating to restricted stock/RSU awards that are scheduled to fully vest less than three years from grant, unless there is imposed a mandatory holding period of at least three years after grant.

✓
Consideration of burn rate and vesting terms - In alignment with its desire to maintain a reasonable burn rate (ratio of annual equity grants to outstanding shares), the Committee adopted a policy under which it administers the Plan (a) to achieve a three-year average annual unadjusted burn rate (calculated with equal weighting to option shares and full-value awards) of not more than 2.50% (beginning with the three-year period ending December 31, 2011) and (b) so that any performance-vesting award granted under the plan will have a vesting term of no less than one year.

✓
Robust stock ownership guidelines - The Board believes that significant stock ownership by executives and directors aligns their interests with shareholders and promotes long-term business objectives. See "Corporate Governance - Stock Ownership Guidelines."

✓*	Anti-Hedging & Pledging Policy - The policy, applicable to directors and executives, prohibits hedging and limits pledging of our stock. See "Corporate Governance-Anti-Hedging and Pledging Policy."

✓*
Equity sale restrictions for executive officers - Restricted shares granted in 2013 and 2014 to executive officers generally may not be sold until approximately six years from grant while PSUs earned after a three-year performance period are not settled (and therefore the underlying shares of common stock may not be sold) for an additional two years after vesting.

✓*
Strong alignment of executives’ long-term interests to shareholders - Options granted since the beginning of 2013 vest 100% after three years (rather than ratably over three years) to better align employee and shareholder interests.

Practices We Avoid
X
No liberal share counting provisions under our equity plan - Shares surrendered or withheld as payment of the exercise price or withholding taxes are not available for re-issuance under our current equity plan. Also, the gross (not net) number of SARs exercised/settled, count against the aggregate limit on the number of shares which may be issued under that plan.

X	No discount stock options or stock appreciation rights - Our current equity plan prohibits granting options or SARs with an exercise price less than our stock’s closing price on the grant date.

X
No repricing of stock options or stock appreciation rights - Our equity plan prohibits the repricing of options and SARs, as well as the surrender of options as consideration for new options with a lower exercise price, without stockholder approval. As proposed to be amended and restated at the Annual Meeting, the plan will also prohibit cash buy-outs of underwater options. See Proposal No. 4.

X
No dividend equivalents paid on unvested performance awards - Our equity plan prohibits paying dividends or dividend equivalents on performance-based awards prior to vesting. As proposed to be amended at the Annual Meeting, the plan will also prohibit the payment of DERs on unexercised options.

X	No pensions or supplemental executive retirement plans (SERPs)
What We Pay and Why We Pay It
Executive Compensation Philosophy
Decisions regarding the compensation program design for our executives, as well as individual pay decisions, are made in the context of our compensation philosophy, which seeks to link executive compensation to our short-term and long-term financial success and strategic priorities. We believe our executive compensation program should:

•	Enable us to appropriately compete for and retain talented employees;

•	Reward performance and focus on long-term stockholder value creation by emphasizing variable pay;

•	Reflect an appropriate mix of cash and equity;

•	Reflect good corporate governance and compensation practices;

•
Take into consideration an assessment of the risk profile of our compensation programs to reduce unnecessary or excessive risks and to confirm that any such risks are not reasonably likely to have a material adverse effect on us; and

•	Contain appropriate risk clawbacks.

Summary of the Elements of our 2013 Executive Compensation Program

The table below summarizes the elements of our 2013 executive compensation program. 68% of our CEO’s and 62% of the other named executive officers’ aggregate total 2013 direct compensation was variable and at risk and 38% and 34%, respectively, was in the form of long-term equity compensation.

	Element	Why We Pay this Element	How Size is Determined/Links to Performance

Fixed	Base salary	Fixed pay for knowledge, skills and abilities
- Set upon an executive’s hire at competitive levels in consideration of knowledge, skills, abilities, experience and job scope.
- Reviewed annually to consider merit increases. Executive salaries are generally within the 50th to 75th percentile of the market median as determined based on a review of salary survey data and comparative proxy peer group information. Comparative salary information is only one among several factors used to set salaries.

Variable	Annual Incentive(Cash)	Drive the achievement of key business results as determined by the Board
- Annual incentive targets (expressed as a percentage of base salary) are set forth in each executive’s employment agreement.
- Actual payouts based on Company’s performance against five metrics chosen to drive our strategic priorities, individual performance, performance of the business unit or support group overseen by that executive and assessment of competitive pay practices. 75% of the award was paid in cash as an annual incentive and 25% of the target award opportunity was recast as a long-term incentive and awarded in PSUs (see below).

Long-Term Equity Awards
- Motivate and reward behaviors critical to our long-term success
- Aligns executives’ interests with long-term stockholder value
- Retention through the use of multi-year performance-based and time-based vesting schedules
- NOTE: Reflects equity granted during 2013 and included in Summary Compensation Table for 2013, regardless of year in which earned

PSUs
- 25% of 2013 annual target incentive opportunity was recast as long-term PSUs
- Number of shares to be earned is based on three-year cumulative EPS (2013-2015) and will range from 0-150% of target depending on cumulative EPS performance
- Delayed settlement in common stock in 2018 (two years after vesting)
- 26% of total 2013 long-term equity award (executive officers in the aggregate)

Restricted Stock/RSUs
- Three-year ratable vest
- After vest, shares not issued to CEO until after he resigns or otherwise separates from service
- All other executives have restriction on resale until 2019

Options
- To promote long-term focus, vest 100% three years after grant

- Total amount of these two vehicles, in aggregate, determined based on (a) individual and Company performance; (b) performance of a business unit, if any, overseen by that executive; (c) consideration of total compensation otherwise delivered and (d) an assessment of salary survey data and comparative peer group information.
- Award amount split evenly between the two vehicles to provide a full-value incentive (restricted stock) as well as an incentive that aligns with long-term interests of stockholders and has value only if our stock price increases (options).
- 37% of total 2013 long-term equity award (executive officers in the aggregate)

Base Salary
In setting 2013 base salaries, the Committee considered competitive pay data and Mr. Richman’s recommendations for increases for the other executive officers. Executive salary adjustments, including for Mr. Richman, were managed to 2.7% in the aggregate, below the Company-wide average of 3.2%. Based on these factors, the Committee approved the increases, as recommended, effective March 1, 2013:

	2012	2013
Name	Base Salary	Base Salary
Larry D. Richman	$950,000	$950,000
Kevin M. Killips	500,000	515,000
Bruce R. Hague	464,500	476,500
Bruce S. Lubin	450,000	465,000
Karen B. Case	349,500	359,500

2013 Annual Incentive
Executive annual incentive payouts for 2013 were determined as a product of: (a) 2013 base salary, (b) target bonus percentage, as set forth in each executive’s employment agreement, (c) plan funding percentage, determined based on Company performance as measured by five financial results, and (d) a performance factor, structured in a manner to ensure full tax deductibility of incentive payouts. This calculated bonus amount for each executive was then further subject to the Committee’s exercise of its negative discretion to reduce, but not increase, the incentive amount (based on the Committee’s assessment of individual and business unit/support group performance). Final awards were less than the amounts contemplated by the plan formula, which was expected as the plan formula was structured to maximize tax deductibility. For 2013, 75% of the annual incentive was paid in cash and 25% of the target award opportunity was recast as a long-term incentive. See "Long-Term Incentives." The bonus payments to our named executive officers were as follows:

Name	Target Annual Incentive Opportunity, as a % of 2013 Base Salary (1)	2013 Annual Incentive Award Allocation ($)(2)	2013 Annual Incentive Award Allocation, as a % of 2013 Base Salary

Larry D. Richman	125	1,187,500	125
Kevin M. Killips	90	500,000	97
Bruce R. Hague	110	430,000	90
Bruce S. Lubin	90	500,000	108
Karen B. Case	90	375,000	104

(1)    Per employment agreement.
(2)    75% of this annual incentive award allocation to each executive was paid in cash.

Performance Metrics and Funding Percentage

Under the 2013 annual incentive program, an incentive pool funding percentage was calculated based on Company achievement against various pre-established financial performance metrics that aligned with our 2013 operating plan. The 2013 metrics were established to motivate and reward performance aligned with our short-term profitability goals as well as our long-term focus on maintaining good credit quality and improving our funding base. The table below sets forth each metric, performance levels and actual performance levels approved by the Committee.

	Metric Weighting	Threshold	Target	Superior	Maximum	2013 Actual
Plan Funding Percentage		40%	100%	125%	150%	100.5%
2013 Performance Metric: (Dollars in millions except per share amounts)
Diluted earnings per share	45%	$0.88	$1.56	$1.82	$2.18	$1.57
Total criticized assets	15%	$325.0	$280.0	$250.0	$220.0	$267.1
Average core client deposits as a % of loans (1)	15%	65.0%	73.0%	75.0%	77.0%	74.3%
Operating profit	15%	$175.0	$240.9	$263.4	$297.5	$231.7
Total non-interest income, excluding security gains/losses	10%	$90.0	$126.3	$134.3	$142.2	$112.8

(1) Calculated as average client deposits less public funds and deposits from other large clients (clients with deposits over $50 million) plus any new deposits in excess of $50 million. This amount is exclusive of brokered deposits and one-way CDARS® (Certificate of Deposit Account Registry Service).

Based on a changing operating environment, the Company's improved performance and other factors, including risk considerations, we made certain changes to the 2013 metrics as compared to 2012:

•	EPS remained the primary metric but its weighting decreased from 50% to 45% to allow the plan to modestly shift the earnings emphasis to operating profit (pre-provision, pre-tax earnings).

•
The weighting of the criticized assets metric was decreased from 20% to 15% to reflect recent credit improvements, but the 15% weighting still provides appropriate incentives to remain vigilant about maintaining and improving credit.

•
The deposits to loans metric was set as a ratio (and not an absolute dollar amount as in 2012). This was done to keep a focus on funding new loans primarily with core client deposits. The weighting increased from 10% to 15% to reflect the strategic importance of deposit funding and granularity in supporting loan growth.

•
The operating profit metric was changed to a dollar (rather than ratio) metric in an effort to clearly drive efforts toward revenue growth and expense control. As noted above, the weighting of this metric increased to 15% in recognition of the Company’s strong attention to expense management.

Each metric contributed to bonus pool funding independently, provided that if EPS did not reach the "superior" level, then none of the remaining metrics could fund above 125%. Performance below threshold for any metric would result in 0% funding for that metric. Performance levels for each metric were based upon our 2013 Board-approved operating plan which represented projected financial performance based upon management’s internal budgeting and strategic initiatives for the year. Based on formulaic calculations, the Committee approved a 100.5% funding of the corporate bonus pool.

Determination of Actual 2013 Annual Incentive Awards

In exercising its discretion on final annual incentive award amounts, the Committee consulted with the Board regarding its assessment of Mr. Richman’s performance and considered Mr. Richman’s recommendations regarding other executive officers, which were based on his assessment of these executives’ individual and business unit or support group performance and their relative contributions toward Company-wide 2013 performance.

As described above, the performance metrics adopted at the beginning of 2013 resulted in approximately target funding of the annual incentive plan. In addition, the design of that plan meant that significantly increasing 2013 annual incentives for the executive officers above target would reduce the pool of money available for broad-based employee awards. Doing so would provide an enhanced annual incentive to executives that would be unavailable for other employees. The Committee believed that, because the performance of our executives directly impacts the Company’s overall performance, the executives’ awards, in aggregate, should closely reflect the Company’s performance against the annual incentive plan’s metrics. Therefore, the Committee approved an annual incentive award for Mr. Richman at target and approved awards to the other executives, in the aggregate, near target. In making the final award determinations for the executives other than the CEO, the Committee considered Mr. Richman’s recommendations based on his assessment of each executive’s individual and line of business/support group's contributions to the Company’s overall results.

Long-Term Incentives
Performance-Based
We recast 25% of executives’ target annual incentives as a long-term incentive granted in the form of PSUs and awarded them in March 2013 as follows:

Name	Target PSUs (#)	Dollar Value at Grant ($)(1)
Larry D. Richman	15,382	296,873
Kevin M. Killips	6,003	115,858
Bruce R. Hague	6,789	131,028
Bruce S. Lubin	5,420	104,606
Karen B. Case	4,191	80,886

(1) Prior to the impact of lack of marketability discounts associated with delayed settlement of earned shares.

The PSUs link a portion of 2013 compensation to earnings results over three years. The number of shares into which the PSUs will be converted will depend on specified targets relating to our cumulative EPS performance over a three-year period from 2013 to 2015. We chose EPS as the metric to align executive and stockholder interests as we believe EPS is the metric that is most influential in driving stock price changes, a key focus of our stockholders. The three-year performance target was set at a level considered by the Committee to be challenging, but reasonably achievable if our operating environment improves and management successfully executes our three-year business plan. The PSUs settle and convert into common stock in early 2018, two years after vesting, subject to clawback in certain circumstances. The number of shares of common stock issued on settlement can range from 0% to 150% of target. If the three-year minimum performance threshold is not met, no shares will vest. If two-year cumulative EPS exceeds a specified target at the end of 2014, the PSUs will be settled for no less than 50% of target. If 2015 EPS is less than the specified level, the award may not exceed 100% of target. Due to the long-term nature of the PSUs, they do not contain a one-year EPS threshold or target level applicable to 2013 stand-alone performance.
Time-Based

The 2013 time-based long-term incentive awards were comprised of equal portions of stock options and restricted stock (or RSUs for Mr. Richman). There was no specific target value for individual time-based long-term awards to executives, expressed as a percentage of base salary or otherwise. However, prior to approving the awards, the Committee reviewed market and peer group equity award practices and took into account our strong operating performance. The Committee also considered its and the Board’s assessment of Mr. Richman’s performance as well as Mr. Richman’s recommendations for his direct reports based on his assessment of their differentiated individual performance and individual contributions to the strategic progress of the Company. See "What We Pay and Why We Pay It - Base Salary." Based on these factors, the Committee approved the following grants in February 2013:

Name	Aggregate Value of 2013 Time-Based Long-Term Incentive Grants ($) (1)	% of 2012 Base Salary	Restricted Shares (#)		Options(2) (#)
Larry D. Richman	850,000	89	23,677	(3)	54,305
Kevin M. Killips	375,000	75	10,446		23,958
Bruce R. Hague	278,700	60	7,763		17,806
Bruce S. Lubin	337,500	75	9,401		21,562
Karen B. Case	210,050	60	5,851		13,420

(1)Prior to the impact of lack of marketability discounts associated with delayed settlement and post-vesting transfer restrictions on the RSUs and restricted stock.
(2)The exercise price of the options is $17.95, the closing price of our common stock on the grant date.
(3)The restricted stock portion of Mr. Richman’s award was structured as an RSU.

Key Changes Made to 2014 Executive Compensation Program
2014 Base Salaries
In approving executives' salaries for 2014, the Committee considered competitive pay data and Mr. Richman made recommendations for merit and market adjustments for the other executives. Executive salary adjustments were managed to 3.4% in the aggregate, slightly below the Company-wide level. With respect to Mr. Richman, the Committee considered that his base salary had not been increased since 2011 while the Company’s performance had improved significantly since then. Based on these factors, the Committee approved the following base salaries:

Name	2014 Base Salary(1)
Larry D. Richman	$975,000
Kevin M. Killips	530,000
Bruce R. Hague	488,500
Bruce S. Lubin	480,000
Karen B. Case	375,500

(1) Effective March 1, 2014

2014 Annual Incentive Plan
All of our named executive officers will participate in our 2014 annual bonus plan. Individual bonus targets (unchanged from 2013) are set in the executives’ employment agreements. The 2014 bonus plan is structurally similar to the 2013 plan. A bonus pool will be funded based upon our 2014 financial performance relative to certain pre-established metrics that support our 2014 operating plan. The 2014 metrics were established to motivate and reward performance as well as our long-term focus on certain strategic objectives. Those metrics, and their relative weightings, are:

Metric	Weighting (%)

Diluted earnings per share	45
Operating profit, excluding securities gains/losses	20
Average criticized loans as a % of average loans	15
Average core client deposits	10
Total non-interest income, excluding securities gains/losses	10
Compared to the 2013 annual bonus plan, EPS remains the primary metric driving plan funding due to its importance in growing long-term stockholder value. The weighting of the operating profit metric was increased to emphasize the importance of driving sustainable earnings. The average criticized loans as a percent of average loans metric was changed to a ratio to place the assessment of credit performance in the context of a growing loan portfolio, which the Committee believes is more appropriate as criticized assets begin to reach more normalized levels. Also, the metric uses average balances rather than end of year numbers to ensure there is a focus on credit quality throughout the year. The weighting of the core client deposits metric was decreased to 10% from 15% in 2013 to provide room for the enhanced weighting of operating profit and its corresponding focus on quality earnings. The metric is no longer a ratio to avoid any unintended consequences of achieving the deposit ratio results because of a decline in loan balances.
Each metric contributes to bonus pool funding independently. However, if EPS does not reach the "superior" performance level, then none of the remaining metrics may fund at a level above 125%. Allocations of the bonus pool to executive officers are based on their individual bonus targets and the corporate funding level achieved, subject to adjustment based on performance assessments relative to business unit and individual performance objectives. As in 2011 and 2012, our executives will receive 75% of their 2014 annual incentive in cash, and 25% will be deferred in an equity vehicle with vesting expected to occur over three years. This differs from our 2013 executive compensation program in that 25% of our executives' target 2013 annual bonus opportunity was recast as a long-term incentive in the form of PSUs granted early in 2013.

2014 Long-Term Incentives
The Committee determined to adjust the relative mix of equity vehicles that comprise the 2014 long-term incentive program in order to increase the percentage of the award to executives that is performance-based. They made this change in response to general market trends, but also to further align executives’ interests with those of stockholders, in line with views espoused by many of our institutional investors. This revised mix increases the uncertainty of an executive realizing the intended full value of the award.

In determining the dollar value of these equity awards, the Committee took into account the Company’s total stockholder return, ROE and ROA (each relative to our peers), as well as each executive’s relative contributions to the Company’s significant progress toward stabilizing credit. The Committee also wanted to appropriately incent a leadership team that they view as critical to the Company’s future success without having a significant negative impact on our burn rate or share utilization.

Based on these considerations, the Committee approved the following awards, while indicating that it was not their intention that such long-term awards would necessarily remain at these levels in future years:

Name	Aggregate Value of 2014 Long-Term Incentives ($)(1)	% of 2013 Base Salary	PSUs [50% of Long-Term Award Value] (# at Target)	RSUs (2) [25% of Long-Term Award Value] (#)	Options(3) [25% of Long-Term Award Value] (#)
Larry D. Richman	1,175,000	124	19,564	10,514	23,999
Kevin M. Killips	450,000	87	7,493	4,026	9,191
Bruce R. Hague	350,000	73	5,828	3,132	7,149
Bruce S. Lubin	400,000	86	6,660	3,579	8,170
Karen B. Case	325,000	90	5,411	2,908	6,638

(1)	Prior to the impact of lack of marketability discounts associated with delayed settlement of vested shares under the PSU and RSU awards.

(2)
One-third of the RSUs vests on March 1 of each of 2015, 2016 and 2017. The shares underlying Mr. Richman's vested RSUs will settle and be distributable to him upon his resignation or other separation from the Company, or, if earlier, when limitations on tax deductibility of executive compensation expense under Section 162(m) of the Internal Revenue Code (IRC) no longer apply to him. For the remaining executives, the shares underlying vested RSUs are generally not distributable until the earliest of March 1, 2020; the holder's death, disability, resignation or other separation from the Company; or a change in control as defined in Section 409A under the IRC.

(3)	The exercise price of the options is $27.94, the closing price of our common stock on the grant date. The options vest 100% on March 1, 2017.
The terms of the PSUs are generally similar to our 2013 PSUs except that we added a TSR factor to the 2014 awards. The value of the 2014 PSUs is tied to our long-term financial performance and is intended to link a portion of 2014 executive compensation to the attainment of pre-established higher profitability levels as well as relative TSR, each measured over a three-year period. The number of PSU shares to be earned will depend in part on our EPS performance relative to a specified three-year cumulative EPS target over the 2014-2016 performance period. If the minimum EPS performance threshold is not met, no shares of common stock will be issued at the end of the performance period. If the cumulative EPS performance exceeds a specified target level after the first two years, then the PSUs will be settled for no less than 50% of target. If 2016 EPS is less than a specified level, the award will be limited to 100% of target. At the highest level based on EPS performance, the PSUs would convert into shares at 150% of target.
After application of the cumulative EPS earnout schedule, the number of shares to be issued upon settlement will be further adjusted by reference to a TSR factor which can range from 0.67 to 1.33 based on our three-year TSR percentile ranking measured against the banks included in the KRX index (which is KBW’s index of 50 regional banks). Top quintile performance is required to maximize the TSR factor (1.33x) while bottom quintile performance results in the lowest TSR factor (0.67x), with linear interpolation between these two quintile points. In no event may the TSR factor exceed 1.00 if our three-year TSR is negative. In other words, the TSR factor will provide no upside potential if our three-year relative TSR is negative, regardless of our relative ranking against the companies in the KRX index. The PSUs will settle and convert into common stock in early 2019, two years after vesting, subject to clawback in certain circumstances. Our nine executive officers were granted, in the aggregate, 60,191 PSUs (at target) and therefore have the opportunity to earn, in the aggregate, between zero and 120,382 shares of our common stock upon settlement. To earn the maximum shares, our three-year cumulative EPS performance would need to be at or above the superior level and our three-year TSR would need to be in the 80th percentile or better of companies in the KRX.

How We Make Compensation Decisions
Risk Considerations
The Committee reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short term and the long term.
Management and the Committee periodically evaluate the risks involved with compensation programs and do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on us. In early 2014, the Company conducted, and the Committee reviewed, a comprehensive risk assessment that included an inventory of incentive plans and programs and a consideration of factors such as the plan metrics and structure, number of participants, historical payment amounts and risk mitigation factors.
Since base salary is fixed and a relatively small percentage of total direct compensation, we do not believe it encourages risk-taking. In addition, we believe that our annual incentive and long-term equity programs contain appropriate risk mitigation factors, as summarized in the graphic below.

Duties and Process of the Committee
The Committee operates under a written charter adopted by the Board (available on our website, www.theprivatebank.com. Under its charter, the Committee, among other things:

•	in collaboration with management, develops our executive compensation philosophy and monitors the overall effectiveness of our executive program;

•	reviews and approves the compensation of our CEO and other executive officers;

•	approves an annual bonus plan, including setting metrics;

•	administers our long-term incentive program, including granting of equity and setting vesting and other terms;

•	establishes, and reviews compliance with, executive stock ownership guidelines;

•	reviews and approves our peer group;

•	has authority to retain and pay for an independent compensation consultant;

•	considers the independence of its compensation advisers prior to engaging or receiving advice from them; and

•	reviews compensation plans to ensure they do not incentivize imprudent risk-taking.

Considerations in Executive Compensation Decisions
In making its decisions, the Committee takes into account relevant factors including:

•	desirable mix of fixed to variable pay; short- to long-term incentives; and cash to equity;

•
comparative factors, including local market conditions, compensation survey data, peer proxy compensation information, peers' relative performance data and competitive trends in executive compensation in our industry;

•	our financial performance and, where applicable, the financial performance of business units overseen by an executive;

•	stockholder return;

•	incentive, motivation and retention considerations;

•	individual performance and total compensation data, including a history of all cash, equity, perquisites and benefits, compiled for each executive;

•	tax, accounting and other factors affecting our cost of compensation;

•	equity burn rate and share utilization considerations; and

•	applicable regulatory guidance.

Compensation Consultant
The Committee retains Pearl Meyer & Partners, LLC ("PM&P") as its independent consultant. PM&P reports directly to the Committee and under its direction:

•	prepared a pay-for-performance analysis for the Committee;

•	advised the Committee on executive compensation planning for 2013 and 2014;

•	reviewed executive officer 2013 and 2014 pay recommendations;

•	reviewed this Compensation Discussion and Analysis;

•	assisted the Committee with its review of 2013 director compensation; and

•	prepared various executive compensation and Company performance comparisons against peers and market to assist the Committee in fulfilling its duties.

During 2013, PM&P did not provide any other services to the Committee. A representative of PM&P was present at all of the Committee’s six 2013 meetings. The Committee considered the following to assess PM&P’s independence, determining that PM&P’s work did not raise any conflicts:

PM&P provided no services other than executive compensation advice	No relationships exist between any individual PM&P advisor and any Committee member
Fees received by PM&P in 2012 <0.5% of its total 2012 revenue	No relationships exist between PM&P (or certain of its employees) with our executive officers
Reviewed PM&P’s policies and procedures designed to prevent conflicts of interest	No individuals at PM&P who advise the Committee own our common stock

Peer Group

The Committee, with advice from PM&P and management, regularly reviews our peer group and related selection criteria. The Committee reviews our executive compensation against peer data to assess the overall structure of our compensation program and to confirm that final compensation decisions are within general industry practices. It uses that information as one among many factors it considers when making its final decisions but does not use the benchmarking data as a means to set final salary or incentive amounts. The Committee approved a 2013 peer group unchanged from the prior year:

Associated Banc-Corp	IBERIABANK Corporation	UMB Financial Corporation
BancorpSouth, Inc.	MB Financial, Inc.	Umpqua Holdings Corporation
First Citizens BancShares, Inc.	Prosperity Bancshares, Inc.	Valley National Bancorp
FirstMerit Corporation	Signature Bank	Wintrust Financial Corporation
First Midwest Bancorp, Inc.	Sterling Financial Corporation
Fulton Financial Corporation	Susquehanna Bancshares, Inc.

This group reflects bank holding companies emphasizing commercial lending that are similar in asset size and market capitalization. At the end of 2013, the peer group companies had:

•	Asset sizes ranging from $8.3 to $24.2 billion (average of $16.4 billion);

•	Market capitalization from $1.3 to $5.1 billion (average of $2.6 billion); and

•	Loan portfolios with strong concentrations in the commercial sector.

Exceptions have been made to the parameters to include Associated Banc-Corp (because they are a local competitor) and Susquehanna Bancshares, Inc. (because they closely approximated these criteria). Then, banks meeting the size criteria but with different business models or less similar loan portfolio compositions were excluded from the peer group. When considering the peer group in both 2012 and 2013, additional banks met the criteria in each year, but the Committee determined to not add any of them to the peer group so as to (1) maintain consistency, (2) appropriately position the Company near the peer median based on asset size and (3) maintain an appropriately-sized group.
Decision-Making Process and Role of Executive Officers
The Committee seeks periodic input and recommendations from senior management, other directors and its independent compensation consultant. The executives support the Committee in the discharge of its responsibilities by providing, among other things, individual and Company performance data, tax and accounting information and legal and corporate governance analysis and recommendations. The Committee meets regularly in executive session to discuss matters and take final actions, often with the participation of PM&P. The Committee also requested and considered advice from internal legal counsel and has the authority and funding to hire independent legal counsel. From time to time, other members of the Board may be invited to participate in the Committee’s discussions. Neither the CEO nor any other executive participates in the Committee’s deliberations with respect to CEO compensation, except that, at the request of the Committee, the Company's General Counsel and Chief Human Resources Officer may advise the Committee and respond to its inquiries during such deliberations.
Additional Information
Clawback Policies
Our clawback policy allows us to recoup incentive compensation paid to executive officers if the criteria upon which it was based is determined to have been incorrect or incomplete, or where the recipient engaged in illegal, dishonest, fraudulent or intentional misconduct that materially impacted the size of the award. The clawback rights apply during the three-year period following the date that a bonus was made or the date that restrictions on restricted shares lapsed.
Further, the PSUs granted to our executive officers in 2013 contain a clawback under which we may recoup all or a portion of vested amounts during the two years following the performance period if (a) the cumulative EPS metric on which the award is based is incorrect or if an executive engaged in illegal or fraudulent conduct in order to increase the size of the award; (b) required under applicable laws and regulations; or (c) an executive officer is deemed to be responsible for misconduct, material errors, a failure of risk oversight or a failure to establish appropriate risk controls, any of which materially and negatively impacts the Company. In 2014, this clawback was applied to approximately 20 additional senior employees in connection with the expansion of our PSU program.

Finally, based on TARP requirements, we may clawback bonus and incentive compensation paid to our CEO, certain other senior executives and our 20 highest paid employees for services performed during our TARP participation (January 2009 through October 2012) if the amount was based on materially inaccurate financial statements or any other materially inaccurate performance metric. We could be required to recoup such amounts in future years, notwithstanding our exit from TARP.
Employment Agreements
We entered into employment agreements with our CEO and the other named executive officers at the time they joined the Company. The agreements were based on our assessment of then-current competitive practice, recruitment considerations, input from the Committee’s compensation consultant at that time and legal counsel and negotiations with the executives. None of these agreements was amended in 2013. The agreements offer certainty and stability to our executive management team and are typical within our industry, particularly in light of consolidation that has occurred and is likely to continue. The agreements set forth each executive’s position, minimum base salary and annual bonus targets and also provide for severance benefits if they are involuntarily terminated within or outside a change in control. The agreements also contain various confidentiality and restrictive covenants that are appropriate to protect our operations. Overall, we believe these agreements are necessary to retain the talent needed to execute our strategies.
Executive Benefits and Perks
Our executives are eligible to participate in the benefit programs we provide to our employees generally. We maintain a non-qualified deferred compensation plan under which executives and certain other employees may defer a portion of current cash compensation. We do not provide matching or other contributions (other than earned interest) under that plan. See "Executive Compensation - 2013 Nonqualified Deferred Compensation." We provide executives with a fixed monthly allowance to cover club dues, which amount varies by executive. During 2013, we provided Mr. Richman with a driver, who is a Company employee, to assist with the discharge of his duties.
Practice Regarding Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (the "Code"), limits the tax deductions by public companies for compensation paid or provided to certain executive officers. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to the CEO and the three most highly compensated individuals other than the CEO and Chief Financial Officer who are employed as executive officers at year-end and included as named executive officers in the proxy statement. However, the deduction for certain performance-based compensation is excluded from the Section 162(m) limits if, among other things, it is paid pursuant to plans approved by stockholders of the Company, such as the Company’s 2011 Incentive Compensation Plan. The Committee’s practice with respect to Section 162(m) is to consider the after-tax cost of compensation awards and generally seek to qualify such compensation for deductibility where practicable but will also take other non-tax considerations into account in making compensations decisions.
Consideration of Results of 2013 Stockholder Advisory Vote on Executive Compensation
At our 2013 annual meeting of stockholders, 94.6% of votes were cast in support of the proposal, compared to 88.5% the prior year. The Committee considers the results of annual "say-on-pay" proposals among many other factors in discharging its responsibilities, although no factor is assigned a quantitative weighting. We did not make significant changes to our 2013 or 2014 executive compensation programs in light of the substantial stockholder approval of our executive compensation in recent years, but the Committee further strengthened the link between pay and long-term performance by taking the various actions described above under "Pay For Performance Analysis - Key 2013 Compensation Decisions" and "-Key 2014 Decisions to Align Executive and Stockholders’ Long-Term Interests."

Investor Outreach and Resulting Actions
Throughout the year, the Company regularly interacted with its stockholders regarding Company performance, business strategy and other corporate matters. Relating to corporate governance and executive compensation matters, we are committed to understanding our investors' views and guidelines on best practices and during 2013, engaged in discussions with various stockholders regarding our compensation philosophy and program designs. In line with general stockholder and stakeholder views in favor of performance-based incentives, the Committee, as discussed above, granted performance-based long-term incentives (PSUs) in both 2013 and 2014 to our executive officers and, in 2014, increased the relative weighting of such PSUs awarded to executives to 50% of their respective long-term equity awards.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Compensation Committee of the Board of Directors of the Company oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis set forth in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s proxy statement in connection with the Company’s 2014 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.
Compensation Committee
Edward W. Rabin (Chair)
Cheryl Mayberry McKissack
James B. Nicholson
Collin Roche

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows cash and non-cash compensation for the years ended December 31, 2013, 2012 and 2011, for the Company’s "Principal Executive Officer," the Company’s current "Principal Financial Officer," and for the next three most highly compensated executive officers during 2013. We refer to these five individuals as our "named executive officers" throughout this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)
Larry D. Richman President and CEO (Principal Executive Officer)	2013	950,000		—	814,386	419,235	896,000	(6)	—	134,032	(9)	3,213,653
	2012	2,250,000	(4)	—	678,756	—	—	(7)	—	170,250		3,099,006
	2011	2,222,500	(5)	—	—	—	—	(8)	—	106,455		2,328,955

Kevin M. Killips Chief Financial Officer (Principal Financial Officer)	2013	512,500			411,432	184,956	375,000	(6)	—	19,189	(10)	1,503,077
	2012	1,040,833	(4)	—	163,985	—	—	(7)	—	18,612		1,223,430
	2011	441,667		—	364,999	169,374	420,000		—	18,738		1,414,778

Bruce R. Hague President, National Commercial Banking	2013	474,500			315,690	137,462	322,500	(6)	—	56,723	(10)	1,306,875
	2012	462,083		—	468,754	165,204	354,300	(11)	—	70,317		1,520,658
	2011	997,500	(5)	—	—	—	—	(8)	—	54,651		1,052,151

Bruce S. Lubin President, Illinois Commercial Banking	2013	462,500			387,067	166,459	375,000	(6)	—	39,560	(10)	1,430,586
	2012	945,000	(4)	—	144,988	—	—	(7)	—	46,570		1,136,558
	2011	416,667		—	252,500	159,411	425,000		—	40,193		1,293,771

Karen B. Case President, Commercial Real Estate Banking (12)	2013	357,833			210,576	103,602	281,250	(6)	—	40,806	(10)	994,067

(1)
For 2013, 2012 and 2011, amounts represent the aggregate grant date fair value of (a) time-vested restricted stock and restricted stock unit grants and (b) performance share units (PSUs) granted in 2013, each as computed in accordance with FASB ASC Topic 718. No PSUs were granted in 2012 or 2011. Grant date fair value for all restricted stock and restricted stock unit (RSU) awards is determined based on the closing price-per-share of our Common Stock on the date of grant adjusted, in the case of the 2013 grants and one grant to Mr. Richman in 2012, for a lack of marketability discount due to the transfer restrictions on the shares underlying the restricted stock or RSU that result from the delayed settlement of the award. Lack of marketability discounts in 2013 and 2012 range from 17%-26%. The amounts do not reflect amounts actually paid to, or realized by, the named executive officers in any such year.

The grant date fair value of the PSUs awarded in 2013 is calculated in accordance with FASB Topic 718 based on the probable outcome of the performance conditions at the time of grant, adjusted for a lack of marketability discount due to delayed settlements. Set forth below are the grant date fair values of the PSUs calculated assuming: (i) the probable outcome of the performance conditions for each program as discussed in the prior sentence, which amount is included in the "Stock Awards" column of this Summary Compensation Table and (ii) achievement of the maximum levels of performance (which is the dollar value attributed to the original award multiplied by 150%).

Name	Year	Grant Date Fair Value of PSUs Assuming Probable Outcomes at Time of Grant ($)	Grant Date Fair Value of PSUs Assuming Achievement of Maximum Performance Levels ($)
Larry D. Richman	2013	237,498	356,247
Kevin M. Killips	2013	92,686	139,029
Bruce R. Hague	2013	104,822	157,233
Bruce S. Lubin	2013	83,685	125,528
Karen B. Case	2013	64,709	97,064
For further information on the stock awards granted in 2013, see the 2013 Grants of Plan-Based Awards table below. The Company’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 16 to the Company’s audited financial statements included in its 2013 Annual Report on Form 10-K.

(2)
Amounts represent the value of time-vested stock options granted during 2013, 2012 and 2011 computed in accordance with FASB ASC Topic 718. As discussed in the Compensation Discussion and Analysis section of the Company’s 2012 Proxy Statement, the vesting of stock options granted in 2011 to

Messrs. Killips and Lubin was accelerated in 2011 as a result of TARP restrictions becoming applicable to each executive in 2012. The Company’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 16 to the Company’s audited financial statements included in its 2013 Annual Report on Form 10-K.

(3)	The named executive officers who participate in the Deferred Compensation Plan did not earn interest at a rate exceeding 120% of the Applicable Federal Rate.

(4)
The 2012 amount for Mr. Richman includes: (a) temporary fixed cash compensation of $650,000, and (b) salary stock in the aggregate amount of $650,000, which amount was paid partly in the form of 26,334 fully-vested shares of stock, and partly as $241,534 in cash, which is equal to the tax withholding amount. The 2012 amount for Mr. Killips includes: (a) temporary fixed cash compensation of $275,000, and (b) salary stock in the aggregate amount of $275,000, which amount was paid partly in the form of 12,253 fully-vested shares of stock, and partly as $84,943 in cash, which is equal to the tax withholding amount. The 2012 amount for Mr. Lubin includes: (a) temporary fixed cash compensation of $250,000, and (b) salary stock in the aggregate amount of $250,000, which amount was paid partly in the form of 11,405 fully-vested shares of stock, and partly as $73,093 in cash, which is equal to the tax withholding amount. The salary stock granted to Messrs. Richman, Killips and Lubin in 2012 is not transferable for three years from the grant date except in limited circumstances.

(5)
The 2011 amount for Mr. Richman includes: (a) temporary fixed cash compensation of $650,000, and (b) salary stock in the aggregate amount of $650,000, which amount was paid partly in the form of 36,238 fully-vested shares of stock, and partly as $242,123 in cash, which is equal to the tax withholding amount. The 2011 amount for Mr. Hague includes: (a) temporary fixed cash compensation of $275,000, and (b) salary stock in the aggregate amount of $275,000, which amount was paid partly in the form of 17,624 fully-vested shares of stock, and partly as $76,633 in cash, which is equal to the tax withholding amount. The salary stock granted to Messrs. Richman and Hague in 2011 is not transferable for two years from the grant date except in limited circumstances.

(6)	A portion of the annual bonuses awarded to the Named Executive Officers for 2013 was granted as PSUs in March 2013. See footnote 1 above for additional information about these PSU grants.

(7)
Messrs. Richman, Killips and Lubin did not receive an annual cash bonus for 2012 because each was subject to TARP-related restrictions on incentive compensation awards for the majority of 2012. As such, they received time-vested restricted stock or unit awards structured as TARP-compliant restricted stock under applicable TARP regulations. A portion of these 2012 incentive compensation equity awards was granted to them in December 2012 and a portion granted in February 2013. The grants made in December 2012 are included in the "Stock Awards" column above for 2012 and were valued at $378,752, $163,985 and $144,988 for Messrs. Richman, Killips and Lubin, respectively. The grants made in February 2013 are included in the "Stock Awards" column above for 2013 and were valued at $262,457, $165,160 and $165,160 for Messrs. Richman, Killips and Lubin, respectively.

(8)
Because Messrs. Richman and Hague could not receive an annual bonus for 2011 due to TARP restrictions, all of the incentive compensation awarded to them for 2011 was granted as time-vested restricted stock. Because such grants were made in February 2012, they appear in the total for "Stock Awards" for 2012. The value of such stock grants for 2011 performance were: Mr. Richman – $300,003 and Mr. Hague – $300,003. Messrs. Richman and Hague were subject to TARP-related restrictions on incentive compensation awards in 2011 and their stock awards qualified as TARP-compliant restricted stock under applicable TARP regulations.

(9)
In addition to an allowance for club membership dues totaling $25,730, matching contributions to the Company’s 401(k) plan. parking benefits and restricted stock dividends, this amount also includes the $91,386 incremental cost to the Company of providing an employee as a driver for Mr. Richman. This amount represents approximately 74% of the total compensation and benefits costs incurred by the Bank which are estimated to be attributable to the employee and his driving-related duties, plus maintenance, operating, insurance and other costs paid by the Company. The driver uses Mr. Richman’s personal car for these purposes.

(10)
For Messrs. Killips, Hague, Lubin and Ms. Case, this amount includes an allowance for club membership dues, restricted stock dividends, parking benefits and matching contributions to the Company’s 401(k) plan (except for Mr. Killips). Club membership allowances for 2013 totaled $43,833, $26,890 and $28,800 for Messrs. Hague, Lubin and Ms. Case, respectively.

(11)
A portion of the annual bonus awarded to Mr. Hague for 2012 was granted as time-vested restricted stock. Because such grant was made in February 2013 it appears in the total for "Stock Awards" for 2013. The value of such restricted stock award made to Mr. Hague in February 2013 for 2012 performance was $96,730.

(12)	Ms. Case was not a named executive officer in 2012 or 2011.
Equity Plans
Our equity grants made in 2013 were made under our shareholder-approved PrivateBancorp, Inc. 2011 Incentive Compensation Plan (the "Plan"). While outstanding awards granted under certain of our prior equity incentive plans will continue to be governed by those plans’ features, the terms of the Plan govern all of our grants made during 2013. As a result, the material features of the Plan are relevant to the Company’s executive compensation programs. A summary of the key features of the Plan, including certain proposed amendments to the Plan and limitations on certain types of awards, repricings and vesting schedules is set forth below under "Proposal 4 - Approval of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan."
Plan-Based Award Grants in Last Fiscal Year
The following table shows incentive bonus compensation plan information and awards of restricted stock, restricted stock units and stock options to each named executive officer in 2013 and the fair value of the awards as of the grant date. For a discussion of the terms of these awards, see our Compensation Discussion and Analysis under "The Elements of Our Compensation Program."

2013 Grants of Plan-Based Awards

			Estimated Future Payouts Under Equity and Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity and Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Type of Award	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Larry D. Richman	2013 Cash Incentive(5)	3/13/2013	356,250	890,625	1,669,922	—	—	—	—	—	—	—
	2013 PSU Incentive	3/26/2013	—	—	—	7,691	15,382	23,073	—	—	—	237,498	(7)
	2012 Stock Incentive(6)	2/22/2013	—	—	—	—	—	—	19,499	—	—	262,457
	Long-Term Incentive	2/22/2013	—	—	—	—	—	—	23,677	54,305	$17.95	733,666

Kevin M. Killips	2013 Cash Incentive(5)	3/13/2013	139,050	347,625	651,797	—	—	—	—	—	—	—
	2013 PSU Incentive	3/26/2013	—	—	—	3,002	6,003	9,005	—	—	—	92,686	(7)
	2012 Stock Incentive(6)	2/22/2013	—	—	—	—	—	—	11,142	—	—	165,160
	Long-Term Incentive	2/22/2013	—	—	—	—	—	—	10,446	23,958	$17.95	338,542

Bruce R. Hague	2013 Cash Incentive(5)	3/13/2013	157,245	393,113	737,086	—	—	—	—	—	—	—
	2013 PSU Incentive	3/26/2013	—	—	—	3,395	6,789	10,184	—	—	—	104,822	(7)
	2012 Stock Incentive(6)	2/22/2013	—	—	—	—	—	—	6,579	—	—	96,730
	Long-Term Incentive	2/22/2013	—	—	—	—	—	—	7,763	17,806	$17.95	251,600

Bruce S. Lubin	2013 Cash Incentive(5)	3/13/2013	125,550	313,875	588,516	—	—	—	—	—	—	—
	2013 PSU Incentive	3/26/2013	—	—	—	2,710	5,420	8,130	—	—	—	83,685	(7)
	2012 Stock Incentive(6)	2/22/2013	—	—	—	—	—	—	11,142	—	—	165,160
	Long-Term Incentive	2/22/2013	—	—	—	—	—	—	9,401	21,562	$17.95	304,681

Karen B. Case	2013 Cash Incentive(5)	3/13/2013	97,065	242,663	454,922	—	—	—	—	—	—	—
	2013 PSU Incentive	3/26/2013	—	—	—	2,096	4,191	6,287	—	—	—	64,709	(7)
	2012 Stock Incentive(6)	2/22/2013	—	—	—	—	—	—	4,070	—	—	59,841
	Long-Term Incentive	2/22/2013	—	—	—	—	—	—	5,851	13,420	$17.95	189,628

(1)
On February 20, 2013, the Compensation Committee approved the grants (effective February 22, 2013) of time-vested restricted stock units to Mr. Richman and time-vested restricted stock to Messrs. Killips and Lubin, representing the final portion of each individual’s 2012 TARP-compliant equity incentive. The initial portion of that incentive was granted in December 2012 and is, therefore, not included in the table above. Also on February 20, 2013, the Committee approved the grants (effective February 22, 2013) of (a) time-vested restricted stock representing 25% of the 2012 annual incentive bonus to Mr. Hague and Ms. Case and (b) the time-vested restricted stock (or RSUs in the case of Mr. Richman) and options (effective February 22, 2013) comprising the 2013 long-term incentive award to each of the named executive officers. On March 13, 2013, the Committee approved the 2013 annual bonus plan, for which the estimated future payout amounts were based on the eligible named executive officers’ base salaries effective March 1, 2013. On March 26, 2013, the Committee approved grants (effective on the same date) of PSUs to each named executive officer representing 25% of each person’s 2013 annual incentive opportunity.

(2)
Estimated future payout amounts reflect 75% (portion of named executive officers' annual bonus opportunities paid in cash) of the potential aggregate bonus pool funding at threshold, target and maximum levels of performance and assume like percentage payouts to named executive officers. The remaining 25% of the annual bonus opportunity was awarded as PSUs for 2013 (see footnote 3). Neither "threshold" nor "maximum" denotes a minimum or maximum bonus as individual bonuses are not guaranteed regardless of the level of plan funding. For annual incentive awards, threshold payout of 40% of target reflects the Company meeting the minimum standard for all five financial goals, while the maximum payout of 150% of target represents the Company achieving maximum performance on all five goals with that amount multiplied by 125%, which was the cap on the cash portion of each executive's 2013 annual incentive bonus.

(3)
The estimated future payout amounts reflect the payouts that are to be to be settled in shares based on achieving pre-established threshold, target and maximum levels of cumulative earnings per share over the three-year performance period of 2013-2015. Performance below the threshold level will result in no payouts on the performance units. For more information regarding the terms of these PSUs, see the section titled "Long-Term Incentives" in the Compensation Discussion and Analysis.

(4)
The grant date fair values of all PSUs, RSUs and restricted stock awards reflect lack of marketability discounts ranging from 17% - 26% due to the transfer restrictions on the shares underlying the awards that result from the delayed settlement of the awards.

(5)
A total of 75% of the 2013 annual incentive award was paid in cash in early 2014. These amounts totaled $896,000, $375,000, $322,500, $375,000 and $281,250 for Messrs. Richman, Killips, Hague, Lubin and Ms. Case, respectively. The remaining 25% was granted in March 2013 as PSUs and is separately included in the table above (see footnote 3).

(6)
Due to TARP restrictions, 100% of the 2012 annual incentive awards earned by Messrs. Richman, Killips and Lubin were granted as time-vested restricted stock, and awarded in two separate grants in December 2012 and February 2013. The February 2013 grants are included in the table above. For Mr. Hague and Ms. Case, 75% of their 2012 annual incentive awards were paid in cash. The remaining 25% of the awards were granted in February 2013 as time-vested restricted stock and are included in the table above.

(7)
Represents the grant date fair value of the PSU awards determined in accordance with FASB ASC Topic 718 based on the probable outcome of the performance condition at the time of grant (target performance).

Outstanding Equity Awards at Fiscal Year End
The following table summarizes certain information for each named executive officer with respect to outstanding equity awards and the value of such awards.
Outstanding Equity Awards as of December 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares/ Units of Stock that have not Vested (#)(1)		Market Value of Shares/ Units that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares/ Units/ Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Larry D. Richman	234,375	—		26.10	11/1/2017	20,848	(4)	603,133	—		—
	—	54,305	(3)	17.95	2/22/2023	32,637	(4)(5)	944,188	—		—
	—	—		—	—	19,499	(4)(5)	564,106	—		—
	—	—		—	—	23,677	(4)(5)	684,976	—		—
	—	—		—	—	—		—	23,073	(6)	667,502
Kevin M. Killips	42,641			14.30	2/10/2019	3,781	(4)	109,384	—		—
	24,547	—		14.99	4/1/2021	4,562	(4)	131,979	—		—
	—	23,958	(3)	17.95	2/22/2023	10,704	(4)	309,667	—		—
	—	—		—	—	11,142	(4)(5)	322,338	—		—
	—	—		—	—	10,446	(4)(5)	302,203	—		—
	—	—		—	—	—		—	9,005	(6)	260,515
Bruce R. Hague	78,125	—		26.10	11/1/2017	20,848	(4)	603,133	—		—
	8,446	16,892	(3)	14.39	2/22/2022	7,818	(4)	226,175	—		—
	—	17,806	(3)	17.95	2/22/2023	6,579	(4)(5)	190,330	—		—
	—	—		—	—	7,763	(4)(5)	224,584	—		—
	—	—		—	—	—		—	10,184	(6)	294,623
Bruce S. Lubin	78,125	—		26.10	11/1/2017	9,464	(4)	273,794	—		—
	23,103	—		14.99	4/1/2021	3,558	(4)	102,933	—		—
	—	21,562	(3)	17.95	2/22/2023	2,164	(4)	62,605	—		—
	—	—		—	—	11,142	(4)(5)	322,338	—		—
	—	—		—	—	9,401	(4)(5)	271,971	—		—
	—	—		—	—	—		—	8,130	(6)	235,201
Karen B. Case	78,125	—		26.10	11/1/2017	965	(4)	27,917	—		—
	9,626	4,814	(3)	14.99	4/1/2021	2,224	(4)	64,340	—		—
	5,005	10,010	(3)	14.39	2/22/2022	4,632	(4)	134,004	—		—
	—	13,420	(3)	17.95	2/22/2023	2,606	(4)	75,392	—		—
	—	—		—	—	4,070	(4)(5)	117,745	—		—
	—	—		—	—	5,851	(4)(5)	169,269	—		—
	—	—		—	—	—		—	6,287	(6)	181,883

(1)
Holders of unvested restricted stock and RSU awards receive dividends or dividend equivalents as and when dividends are paid by the Company to its stockholders. Holders of unvested PSU awards are entitled to dividend equivalent rights which are paid to the holder only upon settlement. Holders of restricted stock (but not RSUs or PSUs) have voting rights as if the underlying shares were beneficially owned by the holder.

(2)
Amounts represent the value of outstanding stock awards based on the closing price of our common stock on December 31, 2013, $28.93 per share, without regard to any lack of marketability discount associated with transfer restrictions or delayed settlement.

(3)	The vesting schedule for stock options for each named executive officer is as follows:

Vesting Date	Larry D. Richman	Kevin M. Killips	Bruce R. Hague	Bruce S. Lubin	Karen B. Case
3/1/2014	—	—	8,446	—	5,005
4/1/2014	—	—	—	—	4,814
3/1/2015	—	—	8,446	—	5,005
3/1/2016	54,305	23,958	17,806	21,562	13,420
Total	54,305	23,958	34,698	21,562	28,244

(4)	The vesting schedule for the restricted stock and restricted stock units for each named executive officer is as follows:

Vesting Date	Larry D. Richman	Kevin M. Killips	Bruce R. Hague	Bruce S. Lubin	Karen B. Case
3/1/2014	21,792	8,044	22,589	5,298	7,892
4/1/2014	—	3,781	—	3,558	2,224
3/1/2015	49,598	18,046	15,639	16,871	6,926
3/1/2016	25,271	10,764	4,780	10,002	3,306
Total	96,661	40,635	43,008	35,729	20,348

(5)
After vesting, the shares underlying Mr. Richman’s RSUs are distributable to him by reference to the earlier of his resignation or other termination of his employment with the Company for any reason or the date limitations on tax deductibility of executive compensation expense under Section 162(m) of the Internal Revenue Code no longer apply to him. With respect to the other NEOs, the shares underlying the referenced restricted share awards would be distributed to them three years following the vesting date except shares to cover minimum tax withholding obligations prior to such date.

(6)
Represents PSUs that are fully vested at the end of a three-year performance period ending December 31, 2015. The shares underlying the PSUs convert into common shares on a one-to-one basis approximately two years following the vesting date and are distributed. The number of PSUs earned will be based on the Company's performance relative to pre-established threshold, target and maximum cumulative earnings per share goals for the three-year performance period. If the threshold (minimum) performance level is not achieved, the performance share units will be forfeited. In this table, the maximum number of PSUs is shown as performance is tracking above target level as of December 31, 2013. For additional terms relating to these PSUs, see "Compensation Discussion and Analysis - What We Pay and Why We Pay It - Long Term Incentives."

2013 Option Exercises and Stock Vested
The following table shows the number of stock option awards exercised by each named executive officer in 2013 and the value realized on exercise. It also shows the number of shares acquired upon the vesting of restricted stock awards and the value realized on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Larry D. Richman	—	—	—	—
Kevin M. Killips	—	—	21,053	$383,668
Bruce R. Hague	—	—	3,909	69,932
Bruce S. Lubin	—	—	11,443	210,550
Karen B. Case	—	—	6,809	123,637

(1)
Represents the aggregate dollar amount realized by the named executive officer upon the vesting of stock awards during 2013. The dollar amount represents the number of shares acquired on vesting multiplied by the market closing price of our common stock on the vesting date.

2013 Nonqualified Deferred Compensation
Our named executive officers and members of the Board of Directors of the Company and its subsidiaries are eligible to participate in the PrivateBancorp, Inc. Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan that permits participants to defer receipt of cash compensation otherwise payable to them. Except for an "earnings" credit on the deferred amounts, the Company does not provide any contributions or credits to participants under the Deferred Compensation Plan.
Under the Deferred Compensation Plan, named executive officers who participate in the plan may elect to defer up to 50% of annual base salary and 100% of annual bonus amounts (other than awards granted under any equity compensation plan). Directors may elect to defer up to 100% of annual retainer and, if applicable, meeting fees. Amounts deferred are credited to an account maintained under the plan. This account reflects the Company’s liability to the participant; no funds are deposited into a trust or otherwise set aside to pay the deferred amounts. Amounts deferred will be paid at a future date, which may be the date of a change in control of the Company, or at termination of employment or service as a director, or as the participant may elect in advance. Payment is made in a lump sum or annual installments up to 10 years. All elections and payments under the plan are subject to compliance with requirements of Section 409A of the Code which may limit elections and require a delay in payment of benefits in certain circumstances.
While deferred, amounts are credited with "earnings" as if they were invested in either a fixed income account with interest credited based on the lower of our prime rate or 120% of the applicable federal rate, or in deferred stock units ("DSUs"), as the participant may elect at the time the amounts are deferred. The interest crediting rate during 2013 ranged from 2.75% to 3.25%. The balances of the participants’ accounts under the plan are adjusted from time to time, depending on the performance of the investment options elected. Upon distribution, the portion of the participant’s account credited to the fixed income option is paid in cash and the amount credited in DSUs is paid in shares of Company common stock.
The following table sets forth information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during 2013 and the aggregate balance of the accounts as of December 31, 2013. Similar information relating to our non-employee directors can be found in the Director Compensation Table.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry D. Richman	—	—	—	—	—
Kevin M. Killips	—	—	—	—	—
Bruce R. Hague(3)	14,235	—	59,102	—	134,569
Bruce S. Lubin(3)	23,125	—	3,976	—	141,759
Karen B. Case(3)	—	—	21,524	—	303,340

(1)	Executive contributions for the last fiscal year represent a portion of the salary earned in 2013.

(2)	Includes the change in value of deferred stock unit investments during the year.

(3)
Contributions are included with 2013 salary totals in the Summary Compensation Table above. Earnings are not included in the Summary Compensation Table; see footnote 3 to the Summary Compensation Table. Of the aggregate balances at the end of 2013, the entire amounts (exclusive of any withdrawals and earnings) were disclosed in the Summary Compensation Table in proxy statements relating to prior years in which the executive was a named executive officer for such year. For Ms. Case, her aggregate balance at the end of 2013 includes contributions and earnings relating to periods for which she was not a named executive officer.

Potential Payments Upon Termination or Change in Control
Our employment agreements with Messrs. Richman, Killips, Hague and Lubin and Ms. Case include the following provisions:

General Provisions	•	Title, duties and responsibilities

Compensation Provisions	•	Minimum level of base salary, subject to review and possible increase from time-to-time; decreases in base salary are limited to across-the-board salary reductions applicable to senior executives

	•	Participation in annual bonus plan with minimum target opportunity, equity awards, and other benefit and fringe benefit plans

	•	Inducement equity grants

Severance Protection	•
Triggered in event of involuntary termination without cause or voluntary resignation for good reason.  Good reason generally means: (a) a diminution in duties or seniority, (b) requiring the executive to relocate more than 50 miles from Chicago, (c) in the case of Mr. Richman, not re-electing him as a director, or (d) in the case of a named executive officer other than Mr. Richman, reducing base salary or target annual bonus opportunity (other than a proportionate reduction applicable to all executives unless that proportionate reduction occurs within two years of a change of control).

•
Severance benefits based on 100% (150% for Mr. Richman) of the sum of base salary plus the average annual bonus for the prior three years; plus a pro rata bonus for the year of termination equal to the prior year’s bonus; subsidized health insurance coverage for 12 months (18 months for Mr. Richman)

Change in Control Protection	•
Triggered in event of involuntary termination without cause or voluntary resignation for good reason within two years following or six months prior to a change in control; in the case of Mr. Richman, "good reason" would include his voluntary termination of employment during the 90-day period beginning on the first anniversary of the date of a change in control

•
Severance benefits equal to a multiple (300% – Richman; 200% – Killips, Hague, Lubin, Case) of the sum of base salary and the higher of the prior year’s bonus or the average of the last three years’ annual bonuses, plus a pro rata bonus for the year of termination equal to the prior year’s bonus, subsidized health insurance coverage for 18 to 36 months and outplacement assistance

•
Full golden parachute excise tax gross-up if "parachute" payments exceed the threshold level for the golden parachute tax by more than 10%; if the excess is less than 10%, the payments will be reduced below the threshold (except in the case of Mr. Richman who is entitled to full golden parachute excise tax gross-up in all circumstances in which "parachute" payments exceed the threshold level for the golden parachute tax)

Confidentiality and Restrictive Covenants	•	Obligated to not disclose or misuse confidential information

•
While employed with the Company and for one year thereafter, precluded from (a) soliciting clients or customers to not do business with the Company, (b) soliciting employees to terminate their employment with the Company and (c) joining a competing financial institution

•
Breach of non-competition provision results in forfeiture of inducement equity award and obligation to return any shares then held or amounts realized upon sale of shares from those awards received during three-year period preceding date of termination

	•	Breach of other commitments subjects executive to suit for injunctive relief and damages
The following discussion looks at each termination of employment situation – voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability, and a change in control of the Company, and describes additional amounts, if any, that the Company would have paid or provided to Messrs. Richman, Killips, Hague, Lubin or Case or their beneficiaries as a result. The discussion below and the amounts shown reflect certain assumptions we have made in accordance with the SEC’s rules. These assumptions are that the termination of employment or change in control occurred on December 31, 2013 and that the value of a share of our stock on that day was $28.93, the closing price on December 31, 2013.
In addition, the following discussion and amounts only include the payments and benefits that are enhanced by the termination of employment or change in control. Payments and benefits at termination that are not reflected include:

•	benefits accrued under the Company’s KSOP in which all employees are eligible to participate;

•	accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	balances accrued under our Deferred Compensation Plan;

•	stock options that have vested and are exercisable; and

•	shares of restricted stock that have vested.
For convenience, the payments and benefits described above are referred to in the following discussion as the executive’s "vested benefits."

Voluntary Resignation; Retirement
We are not obligated to pay amounts over and above vested benefits in the event of employment termination due to voluntary resignation. Upon voluntary resignation, the executive is bound by the confidentiality agreement and restrictive covenants contained in the employment agreement. A voluntary resignation that qualifies as a retirement may enhance the treatment of outstanding equity awards upon departure. None of our named executive officers has qualified for retirement treatment with respect to any equity awards as of December 31, 2013.
Discharge for Cause
We are not obligated to pay any amounts over and above vested benefits if an executive’s employment terminates because of discharge for cause and the executive is bound by the confidentiality commitment and restrictive covenants contained in his employment agreement with us. Additionally, the executive’s right to exercise vested options expires upon discharge for cause. A discharge will be for cause if the executive has intentionally failed to perform his or her duties, willfully engaged in illegal or gross misconduct that harms the Company, or been convicted of a felony.
Death or Disability
We provide our employees, including our named executive officers, with group life, accidental death and dismemberment, and short- and long-term disability coverage. The group life insurance benefit is equal to two times base salary (and commissions, if applicable) to a maximum of $400,000. The death benefit for each named executive officer is $400,000. The accidental death and dismemberment benefit is equal to two times base salary to a maximum of $400,000 for each of our named executive officers. The long-term disability benefit, which is set forth in the next table below, is a monthly benefit equal to 60% of monthly salary at the time of disability up to a maximum benefit of $20,000 per month, payable until the executive reaches approximately age 66 or 67, as required under applicable government regulations. The amount of the payment, assuming long-term disability were to occur on December 31, 2013, is set forth in the table below.

	Long-Term Disability Benefits(1)
Name	Monthly Amount ($)	Months of Coverage (#)	Total Payments ($)
Larry D. Richman	20,000	51	1,020,000
Kevin M. Killips	20,000	76	1,520,000
Bruce R. Hague	20,000	81	1,620,000
Bruce S. Lubin	20,000	66	1,320,000
Karen B. Case	17,975	136	2,444,600

(1)
Long-term disability benefits are an obligation of the Company’s disability insurance carrier and, therefore, the benefits are not an obligation of the Company. Amounts do not include short-term disability benefits which would equal approximately three months of continued salary payments.

In addition, in the event of death or disability, all unvested restricted shares vest immediately. There is no acceleration of stock option vesting in the event of death or disability. In the case of performance share units, death or disability will result in a pro-rated payout determined after the measurement period ends based on the number of shares that would have been earned as a result of the actual achievement relative to the performance criteria for the full three-year period, adjusted for the period of time the named executive officer was employed during the performance period. In such instances, distribution of the pro-rated number of shares will be made at the same time as when other named executive officers receive their distributions.

The following table reflects the value of accelerated equity awards as of December 31, 2013 assuming death.

	Restricted Stock Awards		Options		Performance Share Units
Name	Number(1) (#)	Value(2) ($)	Number (#)	Value ($)	Number(3) (#)	Value(2) ($)
Larry D. Richman	96,661	2,796,403	—	—	5,127	148,324
Kevin M. Killips	40,635	1,175,571	—	—	2,001	57,889
Bruce R. Hague	43,008	1,244,221	—	—	2,263	65,469
Bruce S. Lubin	35,729	1,033,640	—	—	1,807	52,277
Karen B. Case	20,348	588,668	—	—	1,397	40,415

(1)
Total number of unvested restricted shares that would become immediately vested upon death as of December 31, 2013. For additional information on these unvested shares, see the "Outstanding Equity Awards as of December 31, 2013" table.

(2)	Represents the value of shares based on the closing price of our common stock on December 31, 2013 of $28.93.

(3)
The number of PSUs earned will be based on the Company's performance relative to pre-established threshold, target and maximum cumulative earnings per share goals for the three-year performance period. If the threshold (minimum) performance level is not achieved, the performance share units will be forfeited. In this table, it is assumed performance will be at target, with death on December 31, 2013 resulting in one-third of such vested shares being earned based on the named executive officer's employment for one-third of the performance period. The shares underlying the PSUs would convert into common shares on a one-to-one basis approximately two years following the vesting date and would be distributed at that time. For additional terms relating to these PSUs, see "Compensation Discussion and Analysis - What We Pay and Why We Pay It - Long Term Incentives."

Discharge Not for Cause; Resignation due to Constructive Discharge
Our employment agreements obligate the Company to pay severance benefits if an executive’s employment is involuntarily terminated other than for cause and require the executive to sign a general release and waiver of claims. The executive is also obligated to comply with the confidentiality commitments and the restrictive covenants contained in his employment agreement with us. The resignation by the executive under circumstances that constitute constructive discharge is considered an involuntary termination without cause. Constructive discharge will arise in the event of an uncured material breach by the Company or the Company requires the executive to move to an office location more than 50 miles away from his or her current location.
The following table summarizes the severance benefits that would have been payable if the executive’s employment had been terminated involuntarily without cause or voluntarily terminated for good reason on December 31, 2013. In such termination circumstances, there would be no incremental vesting of outstanding equity awards.

	Salary and Bonus Continuation
Name	Monthly Amount ($)	Number of Months (#)	Total Continuation Payments ($)	Pro-Rata Annual Bonus ($)	Medical Benefits(1) ($)	Total ($)
Larry D. Richman	127,465	18	2,294,375	850,000	14,987	3,159,362
Kevin M. Killips	70,111	12	841,333	364,000	5,413	1,210,746
Bruce R. Hague	69,914	12	838,967	472,400	14,267	1,325,634
Bruce S. Lubin	70,417	12	845,000	345,000	9,991	1,199,991
Karen B. Case	48,908	12	586,900	292,200	14,194	893,294

(1)	Reflects amount of health benefit continuation (COBRA) premium payable by the Company during the salary continuation period.
Change in Control
We have special provisions in our employment agreements and plans in the event of a change in control of our Company. A change in control will generally occur if a person or group acquires more than 30% of our voting stock, there is an unwelcome change in a majority of the members of our Board of Directors, or if after we merge with another organization our stockholders do not continue to own more than half of the voting stock of the merged company and more than one-half of the members of the board of the merged company were not members of our Board. A change in control will also occur if our stockholders approve our dissolution, we sell or transfer more than 50% of the voting stock of the Bank or we sell all of the Bank’s assets to an entity other than one of our subsidiaries.

The severance benefits payable under our employment agreements are enhanced in the event of involuntary termination upon or within six months before or two years after a change in control. For this purpose, an involuntary termination would include an instance in which the executive voluntarily terminates for good reason. In the case of Mr. Richman, "good reason" includes a circumstance in which he voluntarily terminates during the 90-day period which begins on the first anniversary of the date of a change in control. The change in control coupled with the above-described termination events constitute a "double trigger" that must be satisfied in order to cause the payment of the enhanced severance benefits under our employment agreements to occur.
If a double trigger occurs, the requirement to execute a general release and waiver and abide by the confidentiality commitments and restrictive covenants of the agreement apply. The enhanced benefits consist of a lump sum payment of approximately three years’ pay for Mr. Richman and two years’ pay for Messrs. Killips, Hague and Lubin and Ms. Case, and other benefits as described below, including continued health insurance coverage and outplacement assistance. "Pay" for this purpose includes base salary and an annual bonus amount based on the prior year’s bonus or, if greater, the average of the past three years’ bonuses. In addition, each named executive officer is entitled to a pro-rata bonus for the year of termination equal to the prior year’s bonus amount.
In the event the severance payments and other incremental benefits triggered by a change in control exceed the threshold for such "golden parachute" payments by more than 10%, the employment agreements provide for a tax gross-up payment; if such "golden parachute" payments exceed the threshold by less than 10%, the payments will be reduced to an amount below the threshold (except in the case of Mr. Richman who is entitled to a tax gross-up payment in any circumstance in which the change in control-related payments exceed the applicable threshold).
In addition, all unvested equity awards granted to the named executive officers under our equity plans in effect prior to the adoption of our 2011 Incentive Compensation Plan vest in full upon a change in control, whether or not the executive’s employment terminates. All unvested equity awards granted to the named executive officers under the 2011 Plan vest in full upon a change in control unless the recipient receives a replacement award of equal or greater value. If the recipient receives such a replacement award and his or her employment is terminated other than for cause within two years of the change in control, then, upon such termination, the replacement award will vest in full.
The following table summarizes the change-in-control related benefits for the named executive officers. We have assumed a change in control occurred and the named executive officer’s employment terminated on December 31, 2013.

	Severance Payments			Equity Awards
	Cash Lump	Tax Gross-Up	Total Severance	Options		Restricted Shares, RSUs and PSUs		Other	Total
Name	Sum ($)	Payment ($)	Payments ($)	Number(1) (#)	Value(2) ($)	Number(3) (#)	Value(4) ($)	Benefits(5) ($)	Value ($)
Larry D. Richman	6,250,000	—	6,250,000	54,305	596,269	112,043	3,241,404	69,974	10,157,647
Kevin M. Killips	2,122,000	—	2,122,000	23,958	263,059	46,638	1,349,237	35,826	3,770,122
Bruce R. Hague	2,370,200	—	2,370,200	34,698	441,120	49,797	1,440,627	53,534	4,305,481
Bruce S. Lubin	2,035,000	—	2,035,000	21,562	236,751	41,149	1,190,441	44,982	3,507,174
Karen B. Case	1,595,600	—	1,595,600	28,244	360,004	24,539	709,913	53,388	2,718,905

(1)	Total number of unvested stock options as of December 31, 2013 that would become immediately vested upon a change in control and termination of employment.

(2)	Represents the value of unvested stock options based on the difference between $28.93, the closing stock price on December 31, 2013, and the exercise price of each stock option.

(3)
The total number of unvested restricted shares, RSUs and PSUs as of December 31, 2013 that would become immediately vested upon a change in control and termination of employment. In the case of PSUs, the number of PSUs earned is equal to those at "target" level performance or if greater, the amount determined by the Committee to have been earned based on performance through the date of the Change of Control. For purposes of this table, we are assuming target level payouts.

(4)	Represents the value of restricted shares, RSUs and PSUs based on $28.93, the closing stock price on December 31, 2013.

(5)
Reflects the amount of health benefit continuation (COBRA) premium to be paid by Company during the coverage continuation period and the estimated value of outplacement assistance. The employment agreement for each executive officer provides that in the event of termination due to a change-in-control, the executive may maintain COBRA medical coverage at reduced rates for up to 36 months, in the case of Mr. Richman, and 24 months in the case of Messrs. Killips, Hague and Lubin and Ms. Case. Additionally, Mr. Richman is entitled to outplacement assistance for 24 months and the other named executive officers would receive such assistance for 12 months.

Compensation Committee Interlocks and Insider Participation

Messrs. Rabin, Nicholson and Roche and Ms. McKissack each currently serve on the Compensation Committee. Certain of these individuals and/or entities affiliated with them have engaged in certain transactions with the Bank, in the ordinary course of the Bank’s business, during the last year. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented any other unfavorable features.
DIRECTOR COMPENSATION

We compensate our non-employee directors with cash and equity-based compensation, as described and set forth in the table below. The annual compensation of the non-employee members of the Board of Directors typically is set in May of each year. In mid-2013, management prepared for the Compensation Committee a review of director compensation of our peer group which included a review of the mix of compensation between cash and equity. Based on this review, as well as related advice and analysis provided to the Committee by PM&P, the Compensation Committee’s independent compensation consultant, the Compensation Committee and the Board of Directors determined to keep non-employee director compensation unchanged from 2010-2012 levels other than slight increases to committee chair retainers to reflect the additional workload on such chairs given the current business and heightened regulatory environments in which the Company operates.
Cash Retainer: An annual retainer of $50,000 plus, as applicable:

•	an annual retainer for the non-executive Chairman of $50,000;

•	an annual retainer for each of the Chairs of the Audit and Business Risk Committees of $15,000; and

•	an annual retainer for each of the Chairs of the Compensation and Corporate Governance Committees of $10,000.

Mr. Bobins, the Chairman of The PrivateBank and Trust Company, receives an additional $500,000 for his services in that role as described below.
Equity Retainer: Each non-employee director also receives a $50,000 annual equity award of restricted stock units (except as noted in the table below with respect to Mr. Roche). The restricted stock units granted in May 2013 vest in equal monthly installments and will be fully vested on the date of the 2014 Annual Meeting. However, the shares are not distributed until a director’s board service ends for any reason.
All directors are eligible to participate in the Company’s Deferred Compensation Plan. This program allows the directors to defer receipt of cash amounts payable to them and to elect to receive deferred payment in the form of cash or deferred stock units, which are payable in stock when the units are distributed from the plan.
Each of the Company’s directors is also a director of the Bank. Other than as described above for Mr. Bobins, non-employee directors do not receive any additional compensation for serving on the Bank’s Board of Directors. The following table sets forth information regarding the compensation of the Company’s non-employee directors.

Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) (2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)		Total ($)
Norman R. Bobins(6)	550,000	38,016	—	—	679	(7)	588,695
Robert F. Coleman	65,000	38,016	—	—	660		103,676
James M. Guyette	100,000	38,016	—	—	660		138,676
Ralph B. Mandell(8)	230,000	38,016	—	—	3,875		271,891
Cheryl Mayberry McKissack	60,000	38,016	—	—	660		98,676
James B. Nicholson	50,000	38,016	—	—	607		88,623
Edward W. Rabin	60,000	38,016	—	—	660		98,676
Collin E. Roche(9)	100,000	—	—	—	—		100,000
William R. Rybak	65,000	38,016	—	—	660		103,676
Alejandro Silva	50,000	38,016	—	—	660		88,676

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 as determined based on the closing price-per-share of our common stock on the date of grant adjusted for a 24% lack of marketability discount due to transfer restrictions on the shares underlying the RSUs that result from delayed settlement of the award.

(2)
The stock award is represented by 2,548 RSUs for each director other than Mr. Roche. As of December 31, 2013, 1,486 units had vested and the remaining 1,062 units were scheduled to vest in equal monthly installments through the date of the 2014 Annual Meeting. Distribution of the common stock underlying the RSUs will occur upon a director’s termination of service for any reason.

(3)
The following table lists outstanding vested option awards and unvested stock awards held by each of the non-employee directors listed above as of December 31, 2013. As of that date, our non-employee directors do not hold any unvested option awards.

Name	Outstanding Vested Option Awards (#)	Outstanding Unvested RSU Awards (#)
Norman R. Bobins	62,500	1,062
Robert F. Coleman	12,000	1,062
James M. Guyette	12,000	1,062
Ralph B. Mandell	44,000	1,062
Cheryl Mayberry McKissack	12,000	1,062
James B. Nicholson	—	1,062
Edward W. Rabin	12,000	1,062
Collin E. Roche	—	—
William R. Rybak	12,000	1,062
Alejandro Silva	9,000	1,062

(4)	In 2013, no interest was earned under the Deferred Compensation Plan at a rate that exceeded 120% of the Applicable Federal Rate.

(5)
Except with respect to Mr. Mandell, amounts shown for each director consist solely of dividends paid on RSU awards. For Mr. Mandell, the amount also includes the value of parking benefits provided to him.

(6)	See "Mr. Bobins’ Compensation" below for a discussion of Mr. Bobins’ compensation arrangements.

(7)
The amount shown under "All Other Compensation" for Mr. Bobins does not include any expense allocation for office space made available to Mr. Bobins within existing leased space at no incremental cost to the Company. The amount also excludes the cost of certain employees of the Bank whose services are leased to Mr. Bobins’ consulting firm. See "Transactions with Related Persons."

(8)
Amounts shown under "Fees Earned or Paid in Cash" for Mr. Mandell include (a) $50,000 in compensation earned as a non-employee director and (b) $180,000 earned under his consulting agreement in 2013. See "Consulting Arrangement with Mr. Mandell" below for more information.

(9)	By agreement relating to GTCR’s investment in the Company, all compensation earned by Mr. Roche as a director is paid directly to GTCR Golder Rauner, L.L.C. in cash.

During 2013, Mr. Richman was an employee of the Company and/or its subsidiaries. As such, he did not receive separate compensation for his service as a director in 2013. See "Compensation Discussion and Analysis" and the Summary

Compensation Table and other disclosures under "Executive Compensation" for information relating to the compensation paid to Mr. Richman during 2013.
Consulting Arrangement with Mr. Mandell
Mr. Mandell served as the Company’s Executive Chairman of the Board through May 2011 when he retired as an executive of the Company and assumed the role of Chairman Emeritus. Upon his election as a director in 2011, he began receiving the same Board compensation for his service as a director as is paid to other non-employee directors. During 2013, Mr. Mandell provided the Company certain consulting services through December 31, 2013, for a monthly consulting fee of $15,000 plus reimbursement of appropriate expenses (including parking). The consulting fees are reflected in the table above. In addition, for our convenience and to facilitate effective delivery of Mr. Mandell’s services, we provided him use of office space within our facilities and administrative support as needed. For 2014, we will continue to provide him the use of office space and administrative support as needed.
Mr. Bobins’ Compensation
Mr. Bobins is a member of the Board of Directors of the Company and also serves as non-executive Chairman of the Board of the Bank. In connection with such service, Mr. Bobins receives the same cash retainer and regular equity awards as our other non-employee directors of the Company, as well as a $50,000 cash retainer paid upfront and $37,500 payable monthly for his position as non-executive Chairman of the Board of the Bank. In his role as Chairman of the Bank, Mr. Bobins is actively involved in establishing the Bank’s strategic direction, cultivating new business opportunities and advising on matters related to retention and expansion of client relationships. He also maintains a significant role in the Chicago banking community by, among other things, representing the Bank in civic, community and charitable activities and maintaining a presence on behalf of the Bank in banking industry trade associations and, as needed, legislative and regulatory initiatives. Our compensation arrangements with Mr. Bobins are subject to annual review and adjustment as deemed appropriate by the Board as part of its annual review of director compensation.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and certain executive officers and certain other beneficial owners of the Company’s common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission. To the best of the Company’s knowledge, the Company believes that for 2013, all required filings were timely filed by each of its directors and executive officers other than a Form 4 for Mr. Hague reporting a sale of 566 shares of common stock from his 401(k) account on June 4, 2013 which was filed late (on July 19, 2013) due to administrative error.

TRANSACTIONS WITH RELATED PERSONS
Related Party Transaction Policy and Procedures
We or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, 5% or more beneficial owners of any class of our voting securities, and immediate family members of these persons. Certain transactions with these related persons are considered "related party transactions" and may include transactions with entities in which a related person has a direct or indirect material interest. We have a policy regarding the review and approval or ratification of related party transactions. Except for certain transactions approved by the Board of Directors or subject to standing pre-approval, our Audit Committee reviews and approves or ratifies related party transactions based on relevant information it deems to be appropriate. Factors to be considered include, among others, the benefits to the Company, the terms of the transaction, the nature and extent of the related person’s interest in the transaction, the availability of other sources for comparable services or products and whether the proposed transaction is on terms and made under circumstances that are considered at least as favorable to us as would be available in transactions with unaffiliated third parties.
Related Party Transactions
Some of our executive officers and directors are, and have been during the preceding year, clients of the Bank, and some of our executive officers and directors are direct or indirect owners of 10% or more of the beneficial ownership of corporations or companies which are, or have been in the past, clients of the Bank. As clients, they have had transactions with the Bank, in the ordinary course of business of the Bank, including borrowings that are or were made on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features when made. The Board of Directors considers the aggregate credit relationship between each director and the Bank when determining the director’s independence.
In connection with significant investments by GTCR in the Company in 2007, 2008 and 2009, the Company entered into various agreements that afford GTCR certain preemptive rights, certain registration rights, the right to maintain a Board designee, and the right to designate an observer representative to attend Board and committee meetings. The agreements provide for reimbursement to GTCR for certain expenses in connection with its investment in the Company not to exceed $300,000, of which approximately $155,000 remains available for reimbursement.
Mr. Bobins serves the Company as Chairman of the Bank and is provided offices within the Bank’s premises. In addition, the Company has agreed to make available to Norman Bobins Consulting LLC on a fully costed basis the services of certain employees under an employee leasing arrangement. The agreement calls for regular monthly payments with an annual true-up to adjust for actual costs. This agreement continues in effect so long as Mr. Bobins serves as a director of the Bank but may be terminated by either party upon 60 days notice. Norman Bobins Consulting LLC paid the Company approximately $432,000 under this arrangement for 2013.
Following his retirement as an employee, Mr. Mandell entered into a consulting agreement with the Company effective June 2011, which expired December 31, 2012. The Company had a similar consulting arrangement with Mr. Mandell during 2013. The Company is continuing to provide Mr. Mandell with office space and shared administrative assistance during 2014. Information relating to the terms of Mr. Mandell’s consulting arrangement is described under "Director Compensation."
Mr. Mandell’s daughter-in-law is employed by the Bank as a managing director. She is not an executive officer of the Company. She was paid an aggregate salary, bonus and perquisites of approximately $160,000 for 2013.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under its charter, the Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm. However, at the Annual Meeting, stockholders will be asked to vote on the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") for fiscal year 2014. The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 was Ernst & Young. The Company’s Audit Committee has selected Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
Stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of Ernst & Young as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify Ernst & Young as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
Management has invited representatives of Ernst & Young to be present at the Annual Meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Unless marked to the contrary, the shares represented by the accompanying proxy card will be voted "FOR" ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2014.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG FOR FISCAL YEAR 2014.
Principal Accounting Firm Fees
The following table sets forth the aggregate fees billed to the Company for professional services provided by Ernst & Young for the fiscal years ended December 31, 2012 and 2013, respectively:

	2012	2013
Audit Fees	$1,851,200	$1,761,224
Audit Related Fees	111,000	103,000
Tax Fees	225,595	99,525
All Other Fees	29,000	97,478
Total	$2,216,795	$2,061,227

Audit fees for 2012 and 2013 consist primarily of fees and expenses for the audits of the Company's annual consolidated financial statements and internal control over financial reporting, as well as the review of interim condensed consolidated financial information included in the Company's reports filed with the SEC. Additionally, both 2012 and 2013 include fees for services normally provided by an independent auditor in connection with statutory and regulatory filings.
Audit-related fees for 2012 and 2013 consist of fees for attest services related to various compliance reporting requirements.
Tax fees for 2012 and 2013 included fees related to tax compliance services, assistance with routine tax audits and tax planning and consulting services. Fees for tax compliance services in 2013 totaled $83,600.
Other fees for 2013 principally consist of permitted advisory services for the Company's FDIC assessment. Other fees for 2012 principally consist of permitted advisory services for the Company’s information technology attack and penetration assessment.

Pre-approval Procedures
Generally, the full Audit Committee considers any proposed engagement of the independent registered public accounting firm to render audit or permissible non-audit services for pre-approval. From time to time, the Audit Committee may delegate the pre-approval responsibility to the Chair of the Audit Committee, subject to the ratification of the full Committee.
All of the services provided by the independent registered public accounting firm in 2012 and 2013 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee of the Company’s Board of Directors is currently comprised of five outside directors, all of whom are "independent" within the meaning of the NASDAQ listing standards and satisfy the heightened independence standards under the SEC rules. The Committee operates under a written charter. The Board appoints the Audit Committee and its Chair, with the Committee to consist of no fewer than three directors. The Board has designated Mr. Rybak as the "audit committee financial expert." The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.
The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management. The Company’s independent registered public accounting firm for 2013, Ernst & Young, is responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.
The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2013. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Standard of Auditing Standards No. 61, Communications with Audit Committees.
Ernst & Young also provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding an independent accountant’s communications with an audit committee concerning independence. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with these requirements, the Audit Committee considered whether these relationships and arrangements are compatible with maintaining Ernst & Young’s independence, and has discussed with representatives of Ernst & Young that firm’s independence from the Company.
Based on the above-mentioned reviews and discussions with management and Ernst & Young, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.
This report is submitted on behalf of the current members of the Audit Committee:
William R. Rybak (Chair)
Robert F. Coleman
James B. Nicholson
Edward W. Rabin
Alejandro Silva

PROPOSAL 3. ADVISORY (NON-BINDING) VOTE
TO APPROVE 2013 EXECUTIVE COMPENSATION
Background and Description of the Proposal
Pursuant to rules adopted by the Securities and Exchange Commission we are presenting the following advisory, non-binding proposal, which gives our stockholders the opportunity to endorse or not endorse the compensation earned by our named executive officers in 2013 by voting for or against the following resolution:
"RESOLVED, that the stockholders approve the 2013 compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related disclosures in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders."
While this vote is non-binding in nature, we value the opinion of our stockholders and the Board of Directors will consider the results of the advisory vote when making its future executive compensation decisions.
We are required to conduct this stockholder advisory vote on executive compensation at least once every three years under applicable SEC rules. At our 2013 Annual Meeting of Stockholders, a majority of the shares voted were cast in favor of holding future advisory votes on executive compensation on an annual basis. After consideration of that stockholder vote, and in line with its recommendation disclosed in our 2013 Proxy Statement, our Board has determined that it intends to include an advisory vote on executive compensation at each Annual Meeting until such time as the Board determines to again seek stockholders’ input on the frequency of such votes. The Company will be required to hold another stockholder advisory vote on the frequency of votes on executive compensation no later than its 2019 Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THIS PROPOSAL ON 2013 EXECUTIVE COMPENSATION.
Reasons in Support of a Vote "FOR" the Proposal
In 2013, our management team continued to grow our company and improve our profitability and stockholder return based on the foundations they put in place over the past few years. Their work directly led to:

•	A 78% increase in our earnings per share in 2013 over the prior year;

•	Continued improvements in asset quality;

•	An 89% total stockholder return in 2013; and

•	Improvements on our return on average equity, which was 9.76% in 2013, at the 88th percentile of our peer group.
The 2013 executive compensation decisions made by our Compensation Committee considered the Company’s progress during the year and the Committee recognized the strong 2013 financial performance and credit quality improvements discussed above under "Compensation Discussion and Analysis." The Committee also understood the need to continue to incentivize the achievement of certain long-term strategic goals in this challenging operating environment. The Compensation Committee also took into account differentiated individual performance among our executives. The Committee believes its 2013 executive compensation determinations provide competitive compensation that retains and motivates our named executive officers to continue to deliver improving results.
We believe that our executive compensation program represents a reasonable and appropriate investment that advances the long-term interests of stockholders. We believe that this advisory vote should reflect stockholders’ view on the alignment of current compensation plans to our recent financial performance, our strong 2013 stock price performance as well as our long-term prospects.
This vote is non-binding. However, we highly value the opinions of our stockholders. Accordingly, the Board of Directors and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions. We encourage stockholders to review carefully the "Compensation Discussion and Analysis" section of this Proxy Statement, as well as the compensation tables and related disclosures, for an in-depth discussion and detailed information about the Company’s executive compensation, and to vote "FOR" this proposal.

PROPOSAL 4. APPROVAL OF THE PRIVATEBANCORP, INC. AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN

Summary of Plan Amendment and Restatement
Effective April 11, 2014, the Board adopted amendments and approved a restatement of the Company’s 2011 Incentive Compensation Plan (the "Plan"), subject to the approval of our stockholders, in order to increase the number of shares authorized for issuance under the Plan and to implement certain other changes relating to permitted award practices under the Plan. As previously approved at our 2011 Annual Meeting of Stockholders, the Plan authorized the issuance of up to approximately 4.7 million shares under the Plan (including 2.2 million shares then remaining available under a predecessor plan). There currently are remaining approximately 1.5 million shares, and stockholders are being asked to approve an additional 2.0 million shares to replenish the shares available under the Plan as well as certain other Plan modifications as described below.

Additional Share Authorization and Changes to Plan Limits

Based on approximately 1.5 million shares remaining for issuance under the Plan as of March 15, 2014, the proposed 2.0 million share increase in authorized shares would result in approximately 3.5 million shares available for issuance under the Plan. The number of shares remaining available under the Plan may increase or decrease between March 15, 2014 and the date of the 2014 Annual Meeting of Stockholders, primarily due to additional grants or forfeitures, but that will not impact the amount of additional shares to be approved. We currently estimate that with the proposed addition of 2.0 million shares to the Plan, there will be sufficient availability under the Plan to administer our programs over the next three to four years.

Limit on Full Value Share Awards. The Plan limits the utilization of authorized shares for “full-value” awards such as time-vested restricted stock and RSU awards. To the extent full-value awards are issued in excess of the limit (as described in detail later in this Proposal No. 4), such excess full-value awards will reduce the aggregate shares available for issuance under the Plan on a 2:1 basis. All of the proposed 2.0 million increase in equity grant authorization would be available to be granted as full-value awards. In addition, as of March 15, 2014, there are approximately 600,000 shares remaining for issuance as full-value awards under the Plan

Limit on Shares that May Vest in Under Three Years. As currently in effect, the Plan imposes a limit on the number of shares that may be used for full-value awards with less than a three-year minimum vesting or hold period. The Plan currently provides that no more than 270,000 shares of common stock may be issued with respect to awards which are scheduled to fully vest less than three years from the grant date unless there is a mandatory post-vesting hold period. This limit does not currently apply to options, SARs, performance-based awards and deferred stock units based on participant compensation deferrals in our deferred compensation plan. There are currently approximately 140,000 shares remaining under this limit. The Amendment and Restatement, if approved, would expand the minimum three-year vesting requirement to also apply to options and SARs and would increase the aggregate limit by 100,000 shares to 370,000 shares, so that of the shares remaining available for grant under the Plan, no more than 240,000 shares would be used for such awards that have less than a three-year vesting or hold period.

The table below sets forth these and other aggregate limits under the Plan and any changes to these limits resulting from the Amendment and Restatement.

	Current Plan Authorization/Limit (shares)	Shares Remaining for Issuance as of March 15, 2014(1)	Shares Remaining for Issuance if Stockholders Approve the Amendment and Restatement(1)
Aggregate shares authorized for issuance	4.7 million	1.5 million	3.5 million (4)
Limit on shares authorized for issuance as full-value shares (2)	2.7 million	600,000	2.6 million
Limit on shares authorized for issuance that provide for full vesting in less than three years (3)	270,000	140,000	240,000 and the limit would be expanded to cover stock options and SARs.

(1)
Share amounts are approximate. Actual number of shares remaining available for issuance may increase or decrease between March 15, 2014 and the date of the 2014 Annual Meeting, primarily due to additional grants or forfeitures during that time.

(2)	Shares granted in excess of the full-value limit are charged against the total shares authorized for issuance on a 2:1 basis.

(3)
Limitation currently does not apply to stock options, SARs, performance-based awards, certain deferred stock unit awards or other equity awards or awards for which there is a mandatory hold period of at least three years from the grant date. Under the Amendment and Restatement, if approved by stockholders, stock options and SARs will be subject to the limit unless they meet the three-year hold requirement.

(4) The Plan limits the aggregate number of shares authorized for issuance as incentive stock options to 2.0 million. The Amendment and Restatement would not change that limit. To date, the Company has not issued any incentive stock options under the Plan.

Other Proposed Changes to the Plan Under the Amendment and Restatement

•
Explicitly prohibit cash buyouts of underwater options and SARs. The Plan already prohibits repricing of such awards after issuance or the surrender of such awards as consideration for new awards with lower exercise prices without stockholder approval. The Amendment and Restatement, if approved, would also prohibit us from purchasing underwater options and SARs for cash from any participant without stockholder approval.

•
Limit the number of shares that can be awarded under the Plan to non-employee directors in any one year. The Plan currently limits the number of shares that may be covered by awards granted to any participant in any one year to 300,000. The Amendment and Restatement, if approved by stockholders, would further limit the number of shares that could be awarded to non-employee directors in any one year to 25,000.

•
Modify the Plan's clawback provisions to clearly indicate the amount that could be recovered and explicitly indicate the sources from which recovery may be made. The Plan currently allows for recovery of awards if we are required to prepare an accounting restatement due to material non-compliance with financial reporting requirements and the participant engaged in certain misconduct leading to such restatement. If approved, the Amendment and Restatement would clearly state that the amount to be recovered would be the amount by which an applicable award exceeded the amount that would have been payable to a participant had the financial statements been originally filed with the restated numbers, or a greater or lesser amount as determined by the Committee, but no less than the amount required to be recovered under applicable laws and regulations. In addition, the Amendment and Restatement explicitly states an additional manner in which to recover incentive compensation. Namely, we could recover the value of clawed-back awards by withholding payment of future increases in compensation (including discretionary bonuses) or future grants of awards under the Plan that otherwise would have been made.

•
Prohibit below-market loans to directors and officers in connection with their exercise of options. Under certain legal restrictions, we may not currently make loans to directors or officers on below-market terms, regardless of the reason for the loan. Adding this prohibition to the Plan conforms to that legal restriction and aligns with the standards of certain institutional investors.

•
Prohibit dividend equivalent rights (DERs) on options and SARs. The Plan already prohibits the payment of dividends or DERs on unvested performance-based awards. While we do not pay DERs on outstanding options, and we have not issued any SARs, the Amendment and Restatement, if approved, would add a prohibition on paying DERs on options and SARs (whether or not vested).

Re-Approval of Performance Criteria for Performance-Based Awards under the Plan

The Plan is designed to enable us to achieve tax-deductibility for certain incentive awards granted under it. Under Section 162(m) of the Internal Revenue Code, in order for compensation in excess of $1 million paid in any year to certain executive officers to be tax deductible, the compensation must qualify as "performance-based." Generally, these executive officers are the CEO and the three other named executive officers other than the CFO who are named in the summary compensation table of our proxy statement each year. One element of such qualification is that stockholders approve the material terms of the performance measures for stock-based awards at least every five years.

 By approving the Amendment and Restatement of the Plan, stockholders will also be re-approving, as required by Section 162(m), the material terms of the existing performance measures for performance-based awards under the Plan. The performance measures are described below under the heading "Summary of the Plan, as Proposed to be Amended and Restated - Award Forms That May be Granted Under the Plan - Performance Shares and Performance Units". Accordingly, our ability to grant certain performance-based awards under the Plan meant to qualify for tax deductibility under Section 162(m) would be extended through the 2019 annual meeting of stockholders. If stockholders do not approve the Amendment and Restatement, we would be required to request approval of the material terms of these performance measures, at the latest, by the 2016 annual meeting of stockholders to preserve the potential for such tax deductibility.

Board's Reasons for Recommending Approval of the Plan Changes

The Board approved the proposed changes to the Plan based on the recommendation of its Compensation Committee and recommends that stockholders approve the Amendment and Restatement. The purpose of the Plan is to enable us to offer stock and cash-based incentives to employees and directors to give them a stake in our future growth, to incent sustainable long-term performance that builds stockholder value and to encourage continued, committed service. In addition to our ongoing corporate programs, we also use grants under the Plan to attract key talent to join the Company. We believe equity awards are a meaningful way to align the interests of employees and stockholders.

At our 2011 Annual Meeting, our stockholders approved the Plan and authorized us to issue up to approximately 4.7 million shares under the Plan (which amount included 2.5 million additional shares and approximately 2.2 million shares then still available under a prior equity plan at the time of such 2011 stockholder approval). At the time, we had expected this authorization to cover contemplated grants under our programs for three years based on projection assumptions. Out of the 4.7 million shares available under the Plan, our net share usage over the past three years in our compensation programs has been 3.4 million shares, so we are now looking to replenish the Plan availability to continue our equity incentive programs over the next three to four years.

As of March 15, 2014, approximately 1.5 million shares remain available for grant under the Plan, of which approximately 600,000 shares may be granted as "full value" shares. It is likely that these remaining shares would be sufficient to allow for another year of equity awards generally consistent with our recent historical practice. The Board believes it is in the best interests of stockholders to approve additional shares at this time, consistent with our intention at the time stockholders approved the Plan in 2011, in order to maintain flexibility in multi-year planning around equity compensation programs. Consistent with our corporation philosophy, the programs are intended to effectively incentivize our management team and other employees and to provide for strong levels of employee retention. The Board, the Compensation Committee and management all believe that the effective use of stock-based incentive compensation is an important element in our ongoing commitment to align the interests of employees and stockholders.

To determine how many additional shares to authorize under the Plan, the Compensation Committee considered many factors including:

•	the total number of shares currently available for grant under the Plan, including the number available for grant as full-value awards;

•
a preliminary estimate, based in part on recent grant practices, of the number and type of equity awards anticipated to be granted over the next few years, including alternative scenarios involving Company growth and stock price changes;

•	forecasts of our annual and three-year average burn rate over the next few years (equity awards as a percentage of outstanding shares);

•	forfeiture estimates over the next few years (which shares will be available for re-grant); and

•	our desire to have sufficient capacity under the Plan to continue to grant equity-based incentives for approximately the next three to four years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE APPROVAL OF THE PRIVATEBANCORP, INC. AMENDED AND RESTATED
2011 INCENTIVE COMPENSATION PLAN
Summary of the Plan, as Proposed to be Amended and Restated
The following description of the Plan is qualified by reference to the full text of the Plan document, as Amended and Restated, which is attached as Appendix A. All capitalized terms which are not defined herein are defined in the Plan. The key features of the Amended and Restated Plan are:

•
Limit on shares available for issuance under the Plan: The Plan, as proposed to be Amended and Restated, authorizes for future issuance up to approximately 6.7 million shares, of which we expect approximately 3.5 million shares will be available for future issuance, subject to increase or decrease between March 15, 2014 and the Annual Meeting primarily due to additional grants or forfeitures during that time. We currently estimate that these shares will be sufficient for awards for approximately three to four years.

•
Limit on shares issuable as “full-value” shares: The Plan limits the number of shares which may be issued as “full-value” awards (which are generally equity awards other than stock options and SARs) to 4.7 million, of which, assuming approval of the Amendment and Restatement by stockholders, approximately 2.6 million would remain available for issuance. To the extent full-value awards are issued in excess of this limit, such excess full-value awards will reduce the aggregate shares available for issuance on a 2:1 basis.

•
Alternative award types: The Plan allows for the issuance of a wide variety of award types including stock options, SARs, performance share or unit awards, dividend or dividend equivalent rights, stock awards, restricted share or unit awards, cash awards and other awards. This flexibility helps us balance incentive, retention and other compensation goals.

•
No liberal share counting provisions: Shares surrendered or withheld as payment of the exercise price or withholding taxes are not available for re-issuance under the Plan. Also, the gross (not net) number of SARs exercised or settled, count against the aggregate limit on the number of shares which may be issued under the Plan.

•
Minimum vesting period on restricted stock, options and SARs: No more than 370,000 shares of stock may be issued relating to restricted stock, RSU, option or SAR awards that are scheduled to fully vest less than three years from grant, unless there is imposed a mandatory holding period of at least three years after grant. This limit does not restrict the acceleration of vesting of such awards in certain circumstances described in the Plan, nor does it apply to performance-based awards or deferred stock unit awards based on compensation deferrals through the Company’s deferred compensation plan. Of this 370,000 share limit, it is expected that approximately 240,000 shares will remain under this limit, assuming stockholder approval of the Amendment and Restatement.

•
Focus on burn rate and vesting terms: In connection with its administration of the Plan, the Compensation Committee adopted a policy under which it administers the Plan (a) to achieve a three-year average annual unadjusted burn rate (calculated with equal weighting to option shares and full-value awards) of not more than 2.50% (beginning with the three-year period ending December 31, 2011) and (b) so that any performance-vesting award granted under the Plan will have a vesting term of no less than one year.

•	No discount stock options or SARs: The Plan prohibits granting options or SARs with an exercise price less than our stock’s closing price on the grant date.

•
No repricing of stock options or SARs: The Plan prohibits the repricing of options and SARs, as well as the surrender of options as consideration for new options with a lower exercise price, without stockholder approval.

•	No cash buyouts of underwater options or SARs: The Plan prohibits us from buying out underwater options or SARs with cash without stockholder approval.

•
No dividend or dividend equivalents paid on options, SARs or unvested performance awards: The Plan prohibits paying dividends or dividend equivalents on performance-based awards prior to settlement and prohibits any DERs on options and SARs (whether or not vested).

•
No automatic vesting of awards upon a change in control: Under the Plan, if outstanding awards are assumed or replaced with a replacement award of equal value upon a change in control, such awards will not vest automatically but will remain outstanding. However, if within two years of the change in control, an employee is involuntarily terminated other than for cause, then his or her unvested awards vest fully upon such termination. Any outstanding awards which are not continued or for which qualifying replacement awards are not made will vest in full upon the change in control.

•
Limit on the number of shares of common stock that may be awarded to participants and non-employee directors: The Plan limits the number of shares that may be covered by awards granted to a single participant in any one year to 300,000; provided, however, that the maximum number of shares of common stock covered by awards made to a non-employee director may not exceed 25,000 shares in any one year.

•	Prohibition on below-market loans: The Plan prohibits the Company from making below-market loans to directors and officers in connection with their exercise of stock options.

•
Clawbacks and other protective provisions: The Plan includes mandatory clawback provisions to enable the Company to comply with applicable law and authorizes the Compensation Committee to include additional clawback, holding period, restrictive covenants and other protective provisions in the terms of any award.

Administration
The Plan is administered by the Compensation Committee. The Committee selects the individuals who will receive awards and, except as otherwise required by law or under the Plan, determines the form of those awards, the number of shares or dollar targets of the awards, and all terms and conditions of awards, including vesting and settlement schedules, length of any performance periods, non-transferability restrictions, option expiration periods, performance metrics and the related targets and thresholds, dividend rights, retirement, termination and change-in-control rights and payment alternatives.
The Committee has the power to delegate to a Company officer the right to designate employees, including other officers, to be recipients of awards and to determine the amount, terms and form of each award subject to a maximum aggregate amount of shares or cash payable under such awards as specified by the Committee. Any officer so authorized may not grant awards to any person subject to Section 16 of the Securities Exchange Act of 1934 or who are "covered employees" as defined in Section 162(m). Further, the Committee may not authorize an officer to make awards to himself or herself.
Award Limitations
As of March 15, 2014, approximately 1.5 million shares remained available for issuance under the Plan, of which approximately 600,000 shares could be issued as restricted stock or RSUs. Also as of March 15, 2014, there were outstanding awards covering approximately 4.2 million shares relating to previously granted stock options (which have a weighted-average exercise price of $23.92 per share and a weighted-average remaining term of 5.69 years), and approximately 1.6 million shares relating to unvested restricted stock, RSUs (unvested and vested but not yet settled) and PSUs (assuming the maximum earn-out rate on PSUs). Such awards were made under the Plan and prior equity plans. The Plan is the only plan under which new equity awards are currently authorized. If stockholders do not approve the Amendment and Restatement, we will continue to make awards under the Plan with the shares remaining. The Plan, as Amended and Restated, provides that the total number of shares of common stock which may be issued going forward pursuant to awards under the Plan may not exceed 2.0 million, plus the approximately 1.5 million shares that remain to be issued, which together total approximately 3.5 million shares.
To the extent that shares of common stock subject to an outstanding award under the Plan are not issued or are canceled by reason of the failure to earn the shares issuable under, or the forfeiture, termination, surrender, cancellation, or expiration of such award, then such shares shall, to the extent of such forfeiture or cancellation, again be available for awards under the Plan. Shares shall not be available if such shares are surrendered or withheld as payment of either the exercise price of an award or used for payment of withholding taxes in respect of an award. Awards settled solely in cash shall not reduce the number of shares of common stock available for awards under the Plan. The exercise or settlement in stock of SARs reduces the shares available under the Plan by the gross number of SARs exercised or settled, not just the net amount of shares actually issued upon exercise or settlement. Shares reserved or issued in connection with another company’s awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of shares available to be issued under the Plan.
If the number of shares awarded under grants other than stock options or SARs exceeds 2.6 million (which represents the existing 600,000 shares available for full-value grants plus the new request of 2.0 million shares), then for each such share granted over that limit, the aggregate number of shares available for issuance under the Plan shall be reduced on the basis of two shares for each excess share granted. This ratio is an approximation of the valuation of a standard Company stock option relative to a "full-value" time-vested restricted stock award, as currently estimated by us.
No more than 370,000 shares of common stock (increased from 270,000 in connection with the proposed Amendment and Restatement) may be issued under awards which at the date of grant are scheduled to fully vest prior to three years from the grant date, unless the award contains a mandatory holding period of at least three years from the grant date. This limitation will not apply to performance-based awards or deferred stock or stock unit awards based on compensation deferrals. Approximately 240,000 shares will remain under this limit assuming stockholders approve the Amendment and Restatement.
To comply with Code Section 162(m), the Plan also limits the number of shares of common stock that may be granted to any single participant in any calendar year to 300,000 shares and limits the annual cash award earned by a single participant to $5 million. Further, no more than 2 million shares may be issued in the form of incentive stock options ("ISOs"). Since the inception of the Plan, no ISOs have been issued. Under the proposed Amendment and Restatement of the Plan, the number of shares that may be granted in any calendar year to any non-employee director would be further limited to 25,000 shares.
The source of common stock issued with respect to awards may be authorized and unissued shares or shares that have been or may be reacquired in the open market, in private transactions, or otherwise.

Award Forms that May be Granted Under the Plan
Incentive and Non-Qualified Stock Options. Incentive stock options are those options that meet certain IRS criteria. They may not be granted to directors. Non-qualified options may be granted to any participant in the Plan and are not intended to qualify as incentive options. Both types of option awards will be exercisable for shares of our common stock with an exercise price that may not be less than the fair market value (i.e., closing stock price) of our common stock on the grant date. Once issued, the exercise price may not be reduced nor may any option granted under the Plan be surrendered to us for cash or as consideration for a new option with a lower exercise price without stockholder approval. We may not provide loans to our directors or officers with below-market terms in connection with their exercise of options.

Stock Appreciation Rights (SARs). The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. Generally, upon exercise, a SAR entitles a participant to receive the excess of the fair market value of a share of common stock on the exercise date over such fair market value on the grant date. SARs may settle in cash or shares of our common stock. Once issued, the fair market value upon grant may not be reduced nor may any SAR granted under the Plan be surrendered to us for cash or as consideration for a new SAR.
Restricted Stock and Restricted Stock Units (RSUs). RSUs represent the right to receive a specified number of shares of our common stock at a future specified date. Restricted stock and RSUs generally will be subject to time-based vesting, the period of which is determined by the Committee. During such vesting period, shares are subject to forfeiture and restriction on sale. Following the end of the vesting period, shares are no longer subject to forfeiture but as determined by the Committee at the time of grant, may continue to be subject to a restriction on transfer for a specified period of time, or in the case of RSUs, delayed settlement.
Performance Shares and Performance Units. A performance share or performance unit award is a grant of shares or a right to receive cash, shares of common stock or a combination of cash and stock, payment or settlement of which is contingent on the achievement of performance or other objectives during a specified period as determined by the Committee.
Performance Criteria. The performance criteria for an award will be measured for achievement or satisfaction during the performance period chosen by the Committee. The criteria may be absolute or measured against or in relationship to other companies. The performance criteria may be based on or adjusted for any objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to achievement of one or more balance sheet or income statement objectives or financial or other performance criteria, as set forth in Section 7 of the Plan. Performance criteria may include or exclude extraordinary charges, losses from discontinued operations, certain deferred tax asset adjustments, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The performance criteria may be particular to a line of business, a subsidiary or other unit or may be based on our performance generally.
Cash Awards and Other Stock-Based Awards. The Committee may grant awards denominated in cash that may be performance-based or that may be earned under our annual bonus plan or under a multi-year bonus or other incentive or bonus plans. The Committee also may grant other types of equity-based or equity-related awards under the Plan, including unrestricted grants of common stock, in such amounts and on such terms as the Committee may determine consistent with the Plan.
Terms and Conditions of Awards
The Committee has the authority to determine in its sole discretion, except as required by law or the Plan, the terms and conditions of each award, including:

•	whether an award is to be granted on a stand-alone, combination or tandem basis, and whether it will be settled in cash, common stock or a combination of them;

•	the treatment, including vesting and exercisability, of each award in the event of the retirement, disability, death or other termination of a participant’s employment or service as director;

•	the rights to dividends and dividend equivalents under any award (except that no dividends or DERs may be paid on options, SARs or unvested performance-based awards);

•	the method and timing of payment, if applicable, due from a participant under an award;

•
the extent to which the receipt of a cash payment or shares of common stock due under any award (other than a stock option or SAR) may be deferred pursuant to an applicable deferral plan, and the rules and procedures relating to any such deferral; and

•
any other terms and restrictions on any awards as the Committee may deem advisable, including, restrictions under applicable securities laws, post-vesting or exercise holding periods or delayed settlement periods, or requirements to comply with restrictive covenants.

Limited Transferability
Awards granted under the Plan generally are exercisable only by the participant and may not be sold, pledged or transferred except by will or the laws of descent and distribution. At the Committee’s discretion, however, a participant may be permitted to transfer an option award to an immediate family member or a family trust or partnership, and the transferee(s) may exercise such award, provided that the award is not transferred for value.
Adjustments
Any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or other capital adjustment, stock splits, stock dividends or other similar increase or decrease in shares for which there is no receipt of consideration by us, or other change in our capital structure will result in a proportional adjustment to: (1) the maximum number of shares available for awards, (2) the limitations on the number of shares that may be granted annually to any one individual, (3) the aggregate limit on full-value awards, ISOs and shares fully vesting in less than three years, (4) the number of shares covered by each outstanding award, (5) the exercise price per share under each outstanding award and (6) other applicable terms and conditions of outstanding awards.
In the event of a corporate event or transaction involving us such as a merger, consolidation, reorganization, recapitalization, spin-off or similar transaction, the Compensation Committee may make changes similar to those described above and may modify the terms of outstanding awards, including adjusting the number or type of security underlying outstanding awards, to preserve the intended benefits to the participants and the Company.
Change of Control
Upon a Change of Control (unless otherwise provided in an award agreement), to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award of equal of greater value with no less favorable terms, such awards will not vest automatically, but will instead remain outstanding and continue to be governed by their terms. However, if within two years following a Change of Control, a participant is involuntarily terminated other than for cause, then upon such termination the awards will become fully vested. If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a Change of Control, and unless otherwise provided by the Committee in the award agreement, upon a Change of Control, each stock option and SAR then outstanding shall become fully vested and exercisable, all restrictions on restricted shares will lapse and all RSUs will fully vest, and any performance-based awards shall be deemed earned and shall be paid at target or, if greater, the amount earned based upon performance through the effective date of the Change of Control.
Other Provisions
The Compensation Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants. Award agreements may specify that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment (clawback) upon the occurrence of certain specified events, such as payments based on financial statements or performance metrics which are subsequently determined to be materially inaccurate, in addition to any otherwise applicable vesting or performance conditions.
The Company is subject to supervision and regulation by banking authorities. Regulations and guidance issued by banking authorities may from time to time impose certain compensation restrictions on us and certain of our employees. Awards made under the Plan will comply with such compensation restrictions to the extent applicable. The receipt of cash that would otherwise be due to a participant under an award may be deferred at the election of the participant or us pursuant to an applicable deferral plan established by us. Awards made and deferral of any amounts payable under the Plan are intended to comply with deferred compensation rules under Code Section 409A.
Amendment and Termination
Except for certain situations requiring stockholder approval, our Board of Directors may, at any time, amend, suspend or terminate the Plan, provided that no such action may adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such action is adopted without the written consent of the affected participant.

Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Non-Qualified Stock Options

A participant who receives a non-qualified stock option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option exercise price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The Company will generally be entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain when such shares are sold and will not result in a deduction by the Company.
Incentive Stock Options
A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option exercise price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.
A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If option shares are sold or disposed of as part of a "disqualifying disposition" (i.e., disposition occurs within two years from the date the option was granted or one year from the date of exercise), the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option exercise price. If the option shares are not disposed of pursuant to a disqualifying disposition, the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. The Company will generally be entitled to a deduction in computing federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income. Any capital gain taxable to the participant may not be deducted by the Company.
Stock Awards
A recipient of restricted stock, performance shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the fair market value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the grant date will have ordinary taxable income on the date of the grant equal to the fair market value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares.
Upon sale of the restricted shares or performance shares after the forfeiture period has expired, the recipient will have a long-term or short-term capital gain or loss depending on how long from the expiration of the restriction period he has held the shares. If the recipient timely elects under Section 83(b) to be taxed as of the date of the grant, the holding period commences on the grant date, rather than from the end of the restriction period, and the tax basis will be equal to the fair market value of the shares on the grant date as if the shares were unrestricted and could be sold immediately. The Company will generally be entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.
RSUs and Performance Units
A recipient of units will generally be subject to tax at ordinary income rates on the fair market value of any shares of common stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient, at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Cash Incentive Awards

A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.
Other Incentive Awards
The federal income tax consequences of other incentive awards will depend on how the awards are structured. The Company will generally be entitled to a deduction with respect to other incentive awards to the extent that the recipient realizes compensation income in connection with such awards.
Effect of Code Section 162(m)
Code Section 162(m) limits to $1.0 million annually, the deductibility of certain compensation received by the CEO and the three other named executive officers other than the CFO who are listed in the summary compensation table of our proxy statement each year. The limitation does not apply to performance-based compensation as determined under Code Section 162(m). Accordingly, the Company's general ability to take deductions for compensation related to awards under the Plan as described above, may be limited by the application of Code Section 162(m).
New Plan Benefits
Directors, officers and other employees of the Company and its subsidiaries are eligible to receive awards under the Plan. As of March 15, 2014, approximately 1,100 employees and ten non-employee directors were eligible to participate. All awards under the Plan are made at the discretion of the Compensation Committee and the Committee has not determined future awards or who might receive them. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, the following table sets forth information regarding benefits that certain persons received under the Plan in 2013. The proposed Amendment and Restatement would not change such grants. For additional information, see "Executive Compensation - 2013 Grants of Plan-Based Awards" and "Director Compensation."

Benefits Under the Plan During 2013
	Number of Restricted Stock or RSUs	Dollar Value of Restricted Stock or RSUs* ($)	Number of Options (#)	Number of PSUs, at Target (#)
Larry D. Richman	43,176	775,009	54,305	15,382
Kevin M. Killips	21,588	387,505	23,958	6,003
Bruce R. Hague	14,342	257,439	17,806	6,789
Bruce S. Lubin	20,543	368,747	21,562	5,420
Karen M. Case	9,921	178,082	13,420	4,191
Executive Officers, as a group	151,608	2,721,365	187,085	53,994
Non-Executive Directors, as a group	22,932	450,153	—	—
All employees, other than executive officers, as a group	501,542	9,045,284	464,939	—

*Value determined as of the grant date prior to the impact of any lack of marketability discounts.
Share Utilization Under Equity Compensation Programs
In administering the Plan, the Compensation Committee considers share utilization relative to total shares outstanding, sometimes referred to as "burn rate." The Compensation Committee believes our share utilization under our equity programs is reasonable to support our compensation philosophy and advance our business strategy, while taking into account the potential dilutive impact of share issuances and the overhang of outstanding awards under the Plan. Please see "Compensation, Discussion and Analysis" for more information. Based on awards made under the Plan as well as awards granted under prior equity plans, our current share overhang is 7.4%. This number represents outstanding stock options, RSUs, PSUs and deferred stock units plus shares available to be issued under the Plan, as a percentage of outstanding shares adjusted for the future issuance of such equity awards. Adjusted for the proposed 2.0 million newly authorized shares, the share overhang percentage would be 9.5%. The share overhang represents the aggregate potential dilutive impact on stockholders assuming each of the following occurred: (a) we issued all shares currently available for issuance under the Plan as well as, for the 9.5% calculation, the 2.0 million additional shares we are seeking stockholder approval for, (b) all currently outstanding options are exercised (including 1.0 million options that were out of the money at March 15, 2014) and (c) all RSUs vest and settle and all PSUs vest at target level.
The overhang percentages reflect a substantial number of options granted in 2007 and 2008 to our existing management team to incentivize them in connection with the implementation of significant organizational changes related to our strategic transformation and to promote a successful integration of then newly-hired teams of commercial bankers and other personnel. When making these awards, we recognized that the aggregate size of the awards was substantial, but concluded that the potential dilutive impact was a necessary investment to attract and retain experienced employees and reflected a strategic opportunity unlikely to repeat itself. Approximately 1.9 million of these options granted in 2007 and 2008 are currently vested and unexercised.
The overhang percentages also reflect our evolving grant practices in the administration of the long-term equity and annual bonus deferral programs we introduced under the Plan in 2011. Included in the overhang are options granted by us over the past few years as part of our long-term incentive awards which, for most recipients since 2011, were comprised 50% of options and 50% of restricted stock. As discussed under “Compensation Discussion and Analysis,” we changed the mix of our long-term equity awards in 2014 for approximately 30 senior leaders, including all of our executive officers, by decreasing the portion of the awards comprised of stock options and increasing the utilization of PSUs and RSUs.
The following table provides certain information, as of December 31, 2013, relating to shares reserved for issuance under certain awards made under the Plan and certain awards that are still outstanding that were made under various predecessor equity compensation plans, as well as remaining shares authorized for issuance under the Plan on December 31, 2013 (without taking into effect the 2.0 million additional shares under the proposed Amendment and Restatement). Refer to Note 16 of "Notes to Consolidated Financial Statements" in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information regarding awards made under our equity compensation plans.

	Equity Compensation Plan Information
Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Approved by security holders (1)	2,446,516	$19.22	2,255,608
Not approved by security holders (3)	1,824,259	29.19	—
Total	4,270,775	$23.67	2,255,608

(1)
Includes all outstanding stock options and performance share units under the Plan and prior plans and shares underlying deferred stock units credited under the Company's deferred compensation plan, payable on a one-for-one basis in shares of our common stock. Does not include shares reserved for issuance upon settlement of outstanding RSUs.

(2)	Weighted average exercise price is based solely on securities with an exercise price.

(3)
Represents all remaining outstanding stock options under the Strategic Long Term Incentive Plan ("SLTIC Plan"). At December 31, 2013, the weighted average remaining contractual term was 3.9 years. In 2007, our Board of Directors adopted the SLTIC Plan which provided for the granting of inducement equity awards to newly recruited officers and employees recruited to join the Company as part of our business plan. The SLTIC Plan was not submitted to stockholders for their approval, and since December 31, 2009, no further awards can be issued under this plan.

OTHER MATTERS

Householding
The SEC’s proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials to those stockholders. This method of delivery, often referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our stockholders in connection with the Annual Meeting; however, we have been informed that certain intermediaries will household our proxy materials.
If a broker or other nominee holds your shares, this means that:

•
Only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless you notify Broadridge at (800) 542-1061 or Householding Department, 51 Mercedes Way, Edgewood, NY 11717, to inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

•
You can contact us by calling (312) 564-2000 or by writing to PrivateBancorp, Inc., 120 South LaSalle Street, Suite 400, Chicago, IL 60603, Attention: Investor Relations, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

•	You can request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another stockholder.
If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this proxy statement or the accompanying proxy card, you should contact our proxy solicitation agent, Alliance Advisors, LLC, at (973) 873-7700 or at:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Notice Of Business To Be Conducted At An Annual Meeting of Stockholders
Pursuant to the Company’s by-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The Company's by-laws set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Corporate Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2015 annual meeting is held on May 21, 2015, the date currently contemplated for the meeting, the deadline for advance notice by a stockholder would be January 21, 2015. In the event the Company publicly announces or discloses that the date of the 2015 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the meeting date is given or made, notice by the stockholder will be timely if received by the close of business on the 10th day following the date on which the Company’s notice to stockholders of the annual meeting date was mailed or such public disclosure was made.
The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Company that the stockholder beneficially owns, and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder Proposals
Assuming the date of our 2015 Annual Meeting of Stockholders is not moved by more than 30 days from the anniversary of the 2014 Annual Meeting, then to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2015 Annual Meeting of Stockholders, a stockholder’s proposal submitted under Rule 14a-8 under the Securities Exchange Act must be received prior to December 12, 2014, by the Corporate Secretary of the Company at the Company’s executive offices at 120 S. LaSalle Street, Chicago, Illinois 60603. If the 2015 Annual Meeting is moved by more than 30 days from the anniversary of the 2014 Annual Meeting, than the deadline is a reasonable time before we begin to print and send our 2015 proxy materials. Any such proposal will be subject to the requirements of Rule 14a-8.
Other Matters Which May Properly Come Before The Meeting
The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Whether or not you intend to be present at the meeting, you are urged to vote by promptly returning your proxy card, or by voting via telephone or through the Internet. If you are a record holder and are present at the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jennifer R. Evans
General Counsel and Secretary

APPENDIX A

PRIVATEBANCORP, INC.
AMENDED AND RESTATED
2011 INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective May 22, 2014)

1.
Purpose. The purpose of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan is to benefit the Corporation and its Subsidiaries by enabling the Corporation to offer certain present and future officers, employees and directors of the Corporation and its Subsidiaries stock and cash-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries. Upon its approval by the stockholders on May 26, 2011, the PrivateBancorp, Inc. 2011 Incentive Compensation Plan replaced the 2007 Long-Term Incentive Compensation Plan and no further awards could be made under such plan. Awards previously made under the 2007 Long-Term Incentive Compensation Plan will continue to be governed by the terms of that plan. If approved by stockholders at the 2014 Annual Meeting of Stockholders, the terms of this PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan shall govern all awards made thereunder on and after such approval date. The terms of the Plan in effect prior to this Amendment and Restatement shall govern all Awards made by the Company from the date of the original approval of the Plan by the Company’s stockholders on May 26, 2011 through May 21, 2014.

2.     Definitions.

(a)
“Award” includes, without limitation, Stock Options (including Incentive Stock Options), Stock Appreciation Rights, Performance Share or Unit awards, Dividend or Equivalent Rights, Stock Awards, Restricted Share or Unit awards, Cash Awards or other awards (“Other Incentive Awards”) that are valued in whole or in part by reference to, or are otherwise based on, the Corporation’s Common Stock or other factors, all on a standalone, combination or tandem basis, as described in or granted under this Plan.

(b)
“Award Agreement” means an agreement or other writing, and any amendment or modification thereof (which agreement or other writing may be framed as a subplan, program, notification, statement, resolutions or other document and may be in electronic format), provided by the Corporation to each Participant setting forth the terms and conditions of each Award made under this Plan.

(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Cash Award” has the meaning specified in Section 6(i).

(e)	“Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 30% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Corporation, or (2) such person becomes a beneficial owner of 30% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Corporation; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 30% or more of the Voting Stock for purposes of this paragraph (i), provided such person continues to beneficially own 30% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

(ii)
Individuals who, as of the Effective Date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director, whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or

(iii)
Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Corporation, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

(iv)	Approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation; or

(v)
(I) a sale or other transfer of the voting securities of The PrivateBank and Trust Company (the “Bank”), whether by stock, merger, joint venture, consolidation or otherwise, such that following said transaction the Corporation does not directly, or indirectly through majority owned subsidiaries, retain more than 50% of the total voting power of the Bank represented by the voting securities of the Bank entitled to vote generally in the election of the Bank’s directors; or (II) a sale of all or substantially all of the assets of the Bank other than to the Corporation or any subsidiary of the Corporation.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)
“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan. The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the NASDAQ Global Select Market (or such other stock exchange on which the Common Stock is traded). The Board may, at any time and in its complete discretion, remove any member of the Committee and fill any vacancy in the Committee.

(h)	“Common Stock” means the Common Stock, no par value, of the Corporation.

(i)	“Corporation” means PrivateBancorp, Inc., a Delaware corporation.

(j)	“Director” means a director of the Corporation or a Subsidiary.

(k)	“Dividend or Equivalent Rights” has the meaning specified in Section 6(f).

(l)	“Effective Date” has the meaning specified in Section 15.

(m)	“Employee” means an employee of the Corporation or a Subsidiary.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)
“Fair Market Value” means the closing price for the Common Stock as reported by the NASDAQ Global Select Market on the relevant valuation date or, if there were no sales on the valuation date, on the next succeeding date on which such selling prices were recorded; provided, however, that in the event that the Common Stock is no longer listed for trading on a national exchange, an amount determined in accordance with standards adopted by the Committee.

(p)	“Incentive Stock Option” has the meaning specified in Section 6(b).

(q)	“Other Incentive Award” has the meaning specified in Section 6(j).

(r)	“Participant” means an Employee or Director who has been granted an Award under the Plan.

(s)	“Performance Criteria” has the meaning in Section 7.

(t)	“Performance Share” has the meaning specified in Section 6(d).

(u)	“Performance Unit” has the meaning specified in Section 6(e).

(v)	“Plan” means this PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan.

(w)	“Plan Year” means a twelve-month period beginning with January 1 of each year.

(x)	“Predecessor Plan” means the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan.

(y)	“Previously-Acquired Shares” means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under this Plan.

(z)
“Restriction Period” means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

(aa)	“Restricted Share” has the meaning specified in Section 6(d).

(ab)	“Restricted Unit” has the meaning specified in Section 6(e).

(ac)	“Stock Appreciation Right” has the meaning specified in Section 6(c).

(ad)	“Stock Award” has the meaning specified in Section 6(g).

(ae)	“Stock Option” has the meaning specified in Section 6(a).

(af)
“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

3.	Eligibility. Any Employee or Director selected by the Committee is eligible to receive an Award.

4.	Plan Administration.

(a)
Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees and Directors in the Plan and, except as otherwise required by law or this Plan, the terms of Awards and Award Agreements, including vesting schedules, exercise prices, length of relevant performance, Restriction Period, option term, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

(b)
The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements, to decide all questions of fact arising in its application and to make all other determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or Section 162(m) of the Code, a member or members of the Committee may recuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, By-Laws, by agreement or otherwise as may be amended from time to time.

(c)
To the extent permitted under Delaware law, the Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Corporation to do one or more of the following: (i) designate officers and employees of the Corporation or any of its Subsidiaries to be recipients of an Award under this Plan, (ii) determine the amount, terms, conditions, and form of any such Awards and (iii) take such other actions which the Committee is authorized to take under this Plan; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of shares of Common Stock or cash payable under such Awards which such officer or officers may so award; provided, further, however, that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code. Further, the Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

5.    Stock Subject to the Provisions of the Plan.

(a)
The stock subject to the provisions of this Plan may be shares of authorized but unissued Common Stock, treasury shares held by the Corporation or any Subsidiary, or shares acquired by the Corporation through open market purchases or otherwise. Subject to adjustment in accordance with the provisions of Section 11, the total number of shares of Common Stock which may be issued under the Plan or with respect to which Awards may be granted shall not exceed 4,500,000 shares, plus the 2,180,765 shares previously authorized by the stockholders for issuance under the Predecessor Plan which, as of May 26, 2011, had not been issued or were not subject to an outstanding award under the Predecessor Plan (the “Carryover Shares”). To the extent that shares of Common Stock subject to an outstanding Award under this Plan or an outstanding award under the Predecessor Plan (a “Predecessor Plan Award”) are not issued by reason of the forfeiture, termination, surrender (other than in payment of exercise prices or withholding taxes), cancellation or expiration while unexercised of such Award or Predecessor Plan Award, then such shares subject to the Award or Predecessor Plan Award, to the extent of such forfeiture, termination, surrender, cancellation or expiration, shall immediately again be available for issuance under this Plan. Shares of Common Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or a Predecessor Plan Award. The exercise or settlement of a Stock Appreciation Right Award or Stock Option Award reduces the shares of Common Stock available under the Plan by the total number of shares to which the exercise or settlement of the Stock Appreciation Right Award or Stock Option Award relates, not just the net amount of shares actually issued upon exercise or settlement. Shares of Common Stock not issued upon exercise or settlement of such Award shall not again be available for Awards under the Plan. Awards settled solely in cash shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(b)	The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

(c)
Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under this Plan.

(d)	To the extent provided by the Committee, any Award may be settled in cash rather than Common Stock.

(e)	Subject to Section 11, the following limitations shall apply to Awards under the Plan:

(i)	The maximum number of shares of Common Stock that may be issued under this Plan as Stock Options intended to be Incentive Stock Options shall be 2.0 million shares.

(ii)
In the event the number of shares of Common Stock in the aggregate in respect of Awards under this Plan which are other than Stock Appreciation Rights and Stock Options (such non-Stock Appreciation Rights and non-Stock Option Awards are referred to as “Full Value Awards”) exceeds 4,700,000 shares (the “Full Value Award Pool”), then the aggregate number of shares of Common Stock available for issuance under this Plan shall be reduced on the basis of 2.0 shares of Common Stock for each excess share issued. To the extent shares of Common Stock subject to a Full Value Award again become available for issuance for reasons described in Section 5(a) above, such shares of Common Stock shall be available for issuance as part of the Full Value Award Pool. No more than 370,000 shares of Common Stock may be issued with respect to Awards which at the date of grant are scheduled to vest fully prior to three years from the date of grant (although such Awards may provide scheduled vesting earlier with respect to some such shares or for accelerated vesting as provided in the Plan) unless they are subject to a mandatory holding period of at least three years from the date of grant, other than performance-based Awards and deferred stock and deferred stock unit awards based upon Participant compensation deferrals.

(iii)
The maximum number of shares of Common Stock that may be covered by Awards granted under this Plan to any single Participant shall be 300,000 in any one Plan Year; provided, however, that the maximum number of shares of Common Stock covered by Awards under this Plan to a Participant who is a non-employee Director shall be 25,000 shares in any one Plan Year.

(iv)
The maximum dollar amount for a Cash Award that may be earned under the Plan with respect to any Plan Year shall be $5 million. Any amount earned with respect to a Cash Award with respect to which performance is measured over a period greater than one Plan Year shall be deemed to be earned ratably over the number of full and partial Plan Years in the period.

6.	Awards under this Plan. As the Board or Committee may determine, the following types of Awards may be granted under this Plan on a standalone, combination or tandem basis.

(a)
Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award. Notwithstanding the authority granted to the Committee pursuant to Section 4 of the Plan, once a Stock Option is granted, the Committee shall have no authority to reduce the exercise price of any Stock Option, nor may any Stock Option granted under the Plan be surrendered to the Corporation in exchange for cash or as consideration for the grant of a new Stock Option with a lower exercise price without the approval of the Corporation’s stockholders, except pursuant to Section 11 below related to an adjustment in the number of shares of Common Stock. The Corporation may not provide loans to its directors or officers with below-market terms in connection with their exercise of Stock Options granted under the Plan.

(b)
Incentive Stock Options. An Award in the form of a Stock Option intended to qualify as an incentive stock option under Section 422 of the Code and which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.

(c)
Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted. Notwithstanding the authority granted to the Committee pursuant to Section 4, once a Stock Appreciation Right is granted, the Committee shall have no authority to reduce the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted, nor may any Stock Appreciation Right granted under the Plan be surrendered to the Corporation in exchange for cash or as consideration for the grant of a new Stock Appreciation Right, except pursuant to Section 11 below related to an adjustment in the number of shares of Common Stock.

(d)
Restricted and Performance Share. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, and/or in the case of Performance Shares subject to performance standards established pursuant to Section 7 below, for such periods of time as the Committee may determine.

(e)
Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, and time of payment, and/or in the case of Performance Share Units, performance standards established pursuant to Section 7 below, as the Committee may determine, which are valued at the Committee’s discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both.

(f)	Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

(g)	Stock Award. An unrestricted transfer of ownership of Common Stock.

(h)
Awards under Deferred Compensation or Similar Plans. The right to receive Common Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Corporation.

(i)
Cash Award. An award denominated in cash that may be earned pursuant to the achievement of Performance Criteria set forth in Section 7 during a performance cycle period equal to one Plan Year or such other period of time as determined by the Committee or that may be earned under the Corporation’s annual bonus, multi-year bonus or other incentive or bonus plans.

(j)
Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.

7.
Performance-Based Awards. The Committee may from time to time, establish Performance Criteria with respect to an Award. The Performance Criteria or standards for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the period in which the Committee permitted such Participant to satisfy or achieve such Performance Criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: return measures (including, but not limited to total stockholder return, return on assets and return on equity), earnings, net income, net income available to common stockholders, earnings per share, total revenues, net interest income, net interest margin, non-interest income, efficiency ratios, expenses, stock price, market share, charge-offs, loan loss reserves, assets, deposits, client deposits, loans, capital (including regulatory capital measures), asset quality levels, non-performing assets, the Fair Market Value of the Common Stock or assets, investments, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet or income statement objectives. Performance Criteria may include or exclude (provided such inclusion or exclusion, as the case may be, is in writing) securities, loans and other assets gains and losses, extraordinary charges, losses from discontinued operations, certain deferred tax asset adjustments, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such Performance Criteria may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally, and may, but need not, be based upon a change or an increase or positive result.

8.
Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award. An Award Agreement, and any required signatures thereon or authorization or acceptance thereof, may be in electronic format.

9.	Other Terms and Conditions.

(a)
No Assignment; Limited Transferability of Stock Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms, that permit transfer by such Participant to:

(i)	the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)	a trust or trusts for the exclusive benefit of the Participant or such Immediate Family Members (or both);

(iii)	or a partnership in which the Participant or such Immediate Family Members (or both) are the only partners, provided that:

(A)	there may be no consideration for any such transfer;

(B)	the Award Agreement pursuant to which such Stock Options are granted expressly provides for transferability in a manner consistent with this Section 9(a); and

(C)	subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with this Section 9(a).

Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 9(a) hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of the Stock Option relating to the period of exercisability and expiration of the Stock Option shall continue to be applied with respect to the original Participant, and the Stock Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Stock Option.

(b)
Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

(c)
Termination of Employment. The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment shall be as determined by the Committee and set forth in the Award Agreement.

(d)
Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record; provided, however, that Participants holding Restricted Shares may exercise full voting rights with respect to those shares during the Restriction Period.

(e)
Dividends and Dividend Equivalents. Rights to dividends and Dividend Equivalents may be extended to and made a part of any Award (other than Stock Options, Incentive Stock Options or Stock Appreciation Rights), subject to such terms, conditions and restrictions as the Committee may establish; provided, however, that in no event shall dividends or Dividend Equivalents, if any, credited with respect to performance-based Awards be payable prior to the payment, if any, of such performance-based Award. The Committee may also establish rules and procedures for the crediting of Dividend Equivalents for Awards.

(f)
Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant (other than payments relative to withholding, which are addressed in Section 9(g) below) may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of Previously-Acquired shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) through a simultaneous exercise of the Participant’s Award and sale of the shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; (iv) by a combination of the methods described in (i), (ii) and (iii) above; or (v) by such other methods as the Committee may deem appropriate.

(g)
Withholding. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash, and (ii) in the case of the exercise of Stock Options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, the Corporation may require or permit the Participant to elect to have withheld a number of shares, or deliver such number of Previously-Acquired Shares of Common Stock, the Fair Market Value of which equals the minimum statutory withholding tax required be withheld from the shares to be received upon such exercise or payment.

(h)
Deferral. To the extent provided by the Committee in the Award Agreement or otherwise, the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due under any Award other than a Stock Option or Stock Appreciation Right may be deferred pursuant to an applicable deferral plan established by the Corporation or a Subsidiary. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.

(i)	Other Restrictions, Limitations and Clawback.

a.
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting, performance conditions, or delayed or deferred payment or holding period requirements of an Award. Such events may include, but shall not be limited to, (a) termination of employment for cause, (b) fraudulent, illegal or misconduct, (c) violation of any Corporation and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to Participant, (d) breach of any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including TARP (as provided below). The Committee may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

b.
If the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, and, as determined by the Committee in its sole and good-faith determination, the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay including, but not limited to, circumstances prescribed by applicable law, rule or regulation, including the Regulatory Requirements (as defined below), then the Corporation may recoup (clawback) incentive or other compensation through any or all of the following methods: (i) the Participant shall reimburse the Corporation with respect to payments received upon exercise or in settlement of an Award earned or accrued, (ii) outstanding Awards (whether vested or unvested) shall be reduced, surrendered or canceled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rules or regulation, or (iii) the Corporation may withhold payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Corporation’s otherwise applicable compensation practices. The amount to be so recouped shall be the amount by which such Participant’s Award(s) exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount as determined by the Committee, but in no less than the amount required to be recouped under the Regulatory Restrictions.

c.
All Awards made under this Plan will also be subject to any other compensation, clawback or recoupment policies that are approved by the Board or the Committee (whether approved prior to or after the Effective Date of this Plan or the date of the Award) as such policies may be applicable to any particular Employee from time to time.

(j)
Regulatory Requirements. Anything in the Plan or an Award to the contrary notwithstanding, it is intended that, to the extent required, this Plan and Awards granted hereunder comply with legislative or regulatory limitations or requirements which may become applicable to the Corporation and the Awards made hereunder, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations issued thereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting, delaying or deferring payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Corporation may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Corporation, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Corporation and a Participant. The application of this Section 9(j) is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 9(j) and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and conditions thereof before giving effect to the provisions of this Section 9(j) or the Regulatory Requirements.

(k)
Code Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

(l)
Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

10.
Amendments, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

11.
Adjustment. The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares of Common Stock set forth in the limitations in Section 5(e), the number of shares of Common Stock covered by each outstanding Award, the exercise price per share of Common Stock in each such Award and the terms and conditions of outstanding Awards, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

12.
Rights as Employees or Directors. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

13.
Change of Control. Notwithstanding anything contained in this Plan to the contrary, and except as provided by the Committee in the applicable Award Agreement, the provisions of this Section 13 shall apply in the event of a Change of Control.

(a)
Conditional Vesting. Upon a Change of Control, except to the extent that another Award meeting the requirements of Section 13(b) (a “Replacement Award”) is provided to the Participant pursuant to Section 11 to replace an outstanding Award (the “Replaced Award”):

(i)	Any and all Stock Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable;

(ii)	Any restrictions imposed on Restricted Shares and Restricted Units shall lapse; and

(iii)
The payout opportunities attainable at target or, if greater, the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change of Control, under all outstanding Awards of Performance Units, Performance Shares, Cash Awards and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash, to Participants within thirty (30) days following the effective date of the Change of Control.

(b)	Replacement Awards. An Award shall meet the conditions of this Section 13(b) (and hence qualify as a Replacement Award) if:

(i)	It has a value at least equal to the value of the Replaced Award;

(ii)
It relates to publicly-traded equity securities of the Corporation or its successor in the Change of Control or another entity that is affiliated with the Corporation or its successor following the Change of Control; and

(iii)
Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control and the provisions of Section 13(c)).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, it its sole discretion.

(c)
Separation from Service. Upon an involuntary separation from service of a Participant (other than for cause) occurring in connection with or during the period of two (2) years after a Change of Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

14.
Governing Law. To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Delaware, provided, however, that in the event the Corporation’s state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

15.
Effective Date and Term. This Plan was originally approved by the Board on March 17, 2011 and approved by the stockholders of the Corporation at the 2011 Annual Meeting of Stockholders. The Board approved an amendment and restatement of this Plan effective as of April 11, 2014, subject to the approval by the stockholders of the Corporation at the 2014 Annual Meeting of Stockholders. This Amended and Restated Plan shall become effective on the date of such stockholder approval of the amendment and restatement (the “Effective Date”). The Plan shall remain in effect until terminated by the Board; provided, however, that no Incentive Stock Options shall be granted under this Plan on or after March 17, 2021.

PrivateBancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2014.

Vote by Internet

- Go to **www.envisionreports.com/PVTB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free **1-800-652-VOTE (8683)** within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold
01 - Robert F. Coleman	☐	☐
02 - James M. Guyette	☐	☐
03 - Ralph B. Mandell	☐	☐
04 - Cheryl Mayberry McKissack	☐	☐
05 - Edward W. Rabin	☐	☐
06 - Larry D. Richman	☐	☐
07 - Collin E. Roche	☐	☐
08 - William R. Rybak	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 1 9 4 8 0 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01TACB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PrivateBancorp, Inc.

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Proxy — PrivateBancorp, Inc.

ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) appoints Jennifer R. Evans and Kevin M. Killips, and each of them, as proxy holder and attorney, with full power of substitution, to appear and vote all of the shares of Common Stock of PrivateBancorp, Inc. that the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of PrivateBancorp, Inc., to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on May 22, 2014, at 9:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said proxy holders to vote all of the shares of Common Stock of PrivateBancorp, Inc. represented by this proxy as follows, with the understanding that if no directions are given below with respect to any or all of the nominees and proposals, said shares will be voted “For” each of the nominees and “For” Proposals 2, 3 and 4.

Please Vote, Sign, Date And Return The Proxy Card Promptly Using The Enclosed Envelope.

(Continued and to be signed on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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